Filed pursuant to Rule 424(b)(5)
SEC File No. 333-205142

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	20,114,090(1)	$13.75	$276,568,737.50	$32,137.29(2)

(1)	Includes 2,614,090 shares of Common Stock, par value $0.01 per share, that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.
(2)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Preliminary Prospectus Supplement

(To Prospectus dated June 22, 2015)

17,500,000 Shares

New Senior Investment Group Inc.

Common Stock

We are offering 17,500,000 shares of our common stock, $0.01 par value per share, by this prospectus supplement and the accompanying prospectus, including 72,727 shares of our common stock that will be purchased directly from us by one of our directors (the “Director Purchaser”) and 102,917 shares of our common stock that will be purchased from the underwriters by certain of our officers or other employees of our Manager (as such term is defined herein) (the “Management Purchasers”), in each case at the public offering price.

Our common stock is listed on the New York Stock Exchange under the symbol “SNR.” On June 23, 2015, the last reported sale price of our common stock was $14.14 per share. We declared a dividend of $0.26 per share of common stock payable to holders of record on June 18, 2015. Purchasers of shares in this offering will not be entitled to receive this dividend.

On June 22, 2015, we entered into an agreement to acquire a portfolio of 28 private pay, independent living senior housing properties from certain affiliates of Holiday Retirement for $640 million in cash, subject to adjustments and customary prorations (the “Acquisition”). We intend to use a portion of the net proceeds of this offering to fund a portion of the purchase price of the Acquisition and the remaining net proceeds for general corporate purposes, which may include, but is not limited to, funding future acquisitions. This offering is not conditioned upon the closing of, and we are not required to use the net proceeds of this offering to consummate, the Acquisition. Accordingly, we will have broad discretion over the use of proceeds from this offering.

Shares of our common stock are subject to ownership limitations that are intended to assist us in qualifying and maintaining our qualification as a real estate investment trust. Our charter contains certain restrictions relating to the ownership and transfer of our common stock, including, subject to certain exceptions, a 9.8% ownership limit per stockholder.

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-9 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, each of which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$13.75000	$240,625,000
Underwriting discounts and commissions(1)	$0.48125	$8,337,346
Proceeds to us, before expenses(1)	$13.26875	$232,287,654

(1)	The underwriters will not be entitled to any underwriting discounts and commissions from the sale of shares to the Director Purchaser and the Management Purchasers.

The underwriters may also purchase up to an additional 2,614,090 shares of our common stock from us at the public offering price, less underwriting discounts and commissions payable by us, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option to purchase additional shares of our common stock in full, the total offering price will be $276,568,737, the total underwriting discounts and commissions will be $9,595,377 and the total proceeds to us, before expenses, will be $266,973,360.

The underwriters are offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of our common stock will be made on or about June 29, 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley

Co-Managers

Canaccord Genuity	Stifel

The date of this prospectus supplement is June 23, 2015.

This document consists of two parts. The first part is this prospectus supplement, which relates to the potential offer and sale of shares of our common stock and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential sale of shares of our common stock. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference. We and the underwriters have not authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock.

PROSPECTUS SUPPLEMENT

S-i

PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “SNR,” “New Senior Investment Group,” “we,” “our,” and “us” refer to New Senior Investment Group Inc. and its direct and indirect subsidiaries.

S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed incorporated herein and therein by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to successfully operate as a standalone public company;

•	access to financing on favorable terms;

•	our dependence on our property managers and tenants;

•	the relative spreads between the yield on the assets we invest in and the cost of financing;

•	reductions in cash flows received from our real estate investments;

•	our ability to take advantage of investment opportunities at attractive risk-adjusted prices;

•	the ability of our property managers and tenants to comply with laws, rules and regulations in the operation of our properties;

•	the ability of our property managers and tenants, as applicable, to effectively conduct their operations, maintain and improve our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents;

•	increases in costs at our senior housing properties (including, but not limited to, the costs of labor, supplies, insurance and property taxes);

•	our occupancy rates;

•	the ability and willingness of our tenants to renew their leases with us upon expiration of the leases and competition for tenants, including with respect to new leases and the renewal or rollover of existing leases;

•	our ability to reposition our properties on the same or better terms in the event of nonrenewal;

•	in the event we exercise our right to replace an existing tenant, the obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

•	the sale of properties, including our ability to close our anticipated dispositions on currently anticipated terms, or within currently anticipated timeframes, or at all, and realize currently anticipated benefits from such dispositions;

•	availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

S-iii

•	our ability and the ability of our property managers and tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•	changes of federal, state and local laws and regulations relating to fraud and abuse practices, Medicaid reimbursement and licensure, etc., including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations or our property managers or tenants;

•	the ability of our property managers and tenants and guarantors to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit properties and other indebtedness;

•	a lack of liquidity surrounding our investments which could impede our ability to vary our portfolio in an appropriate manner;

•	changes in economic conditions generally and the real estate and bond markets specifically;

•	the quality and size of the investment pipeline and the rate at which we can invest our cash;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and the fact that maintaining such exemption imposes limits on our operations; and

•	other risks detailed from time to time below, particularly under the heading “Risk Factors,” and in our other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein or in the accompanying prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entireties. In evaluating forward-looking statements, you should consider discussion regarding risks and uncertainties under “Risk Factors” of this prospectus supplement and in our reports filed with the SEC and incorporated by reference herein or in the accompanying prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this prospectus supplement. We are under no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before making a decision to invest in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including our Current Report on Form 8-K filed on June 22, 2015, which includes historical financial information of the Timber Portfolio (as defined herein) and our pro forma financial information, before making an investment decision, and especially the risks of investing in our common stock discussed under “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.

NEW SENIOR INVESTMENT GROUP INC.

Our Company

New Senior Investment Group Inc. (NYSE: SNR) is a publicly traded REIT with over $2 billion of investments in senior housing assets, which makes us one of the largest owners of senior housing in the United States. We have a pure-play investment strategy focused on senior housing, which distinguishes us from our peers. Approximately 90% of our net operating income (“NOI”) is attributable to private pay residents, which reflects our focus on independent living (“IL”) facilities and assisted living/memory care (“AL/MC”) facilities. We believe this focus lends consistency and predictability to our cash flows and enables us to deliver solid growth.

We have a diversified portfolio that currently consists of 124 properties, with over 15,600 beds across 32 states. Our properties are either leased to or managed by operators. Our leased properties currently account for approximately 60% of the NOI of our portfolio, and our managed properties account for the remainder. Approximately 80% of our NOI is managed or leased by two of the top-three largest senior housing operators in the United States, Holiday Retirement (“Holiday”) and Life Care Services (“LCS”).

We are externally managed by FIG LLC (our “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”), which is a global investment management firm with approximately 15 years of experience investing in the senior housing industry. We leverage Fortress’s experience in the senior housing industry to forge relationships with best-in-class operators and to source attractive acquisitions. Private equity funds managed by our Manager own a majority of Holiday.

Year-to-date, we have completed almost $600 million of acquisitions, and we intend to continue to build our acquisition track record. We estimate that our acquisition pipeline represents approximately $2.5 billion of potential investment opportunities. In our view, industry fundamentals favor additional investments in senior housing, and we believe that we are well positioned to capitalize on such opportunities.

Market Opportunity

We believe there are significant investment opportunities in the U.S. senior housing market. As described in more detail below, we believe these opportunities are primarily a function of (i) highly fragmented ownership across the sector and (ii) an attractive supply-demand imbalance.

Opportunity to Consolidate Large and Fragmented Industry

The senior housing industry is highly fragmented. We estimate that the size of the senior housing industry in the United States is approximately $300 billion and, according to the 2013 American Seniors Housing

Association (“ASHA”) 50 Report, approximately 62% of the market is owned by “mom and pop” operators that own 15 or fewer properties. In our experience, properties owned by mom and pop operators are generally too small to attract many larger REIT and other institutional investors. As a result of reduced competition from these sources, we believe that acquisitions from mom and pop operators can often be executed at more attractive prices than larger portfolios. Moreover, acquisitions of smaller portfolios often afford us the opportunity to implement operational improvements at the facilities that can drive increases in NOI.

Attractive Demand—Supply Dynamics

We believe that the rapidly growing senior citizen population in the U.S. and projected increased life expectancy will drive demand for senior housing properties in the years to come. The U.S. Census Bureau estimates that the total number of Americans aged 65 and older is expected to increase from approximately 47.7 million in 2015 to 77.3 million by 2035, with the number of citizens aged 65 and older expected to grow at four times the rate of the overall population by 2035. The target age group for our properties is individuals over 70 years old, and a typical resident is 80 to 85 years of age. We believe the growth in our target population is outpacing the growth in the supply of new senior housing facilities. Beginning in 2008, senior housing units under construction declined significantly, according to the National Investment Center for Seniors Housing and Care (“NIC”). While the NIC reports that construction has increased in recent years, we believe the pace of construction of new units continues to be modest.

Our Strengths

Pure-Play Strategy Focused on Private Pay Senior Housing

We have a pure-play investment strategy focused on senior housing, and approximately 90% of our NOI is attributable to private pay residents in IL or AL/MC facilities. The senior housing industry offers a full continuum of care to seniors with product types that range from “mostly housing” (i.e., senior apartments) to “mostly healthcare” (i.e., skilled nursing, hospitals, etc.). Our portfolio is primarily composed of IL and AL/MC properties. IL properties are age-restricted, multifamily properties with central dining that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities. AL/MC properties are state-regulated rental properties that provide the same services as IL-only properties and additionally have staff to provide residents assistance with activities of daily living, such as management of medications, bathing, dressing, toileting, ambulating and eating. AL/MC properties may include memory care properties that specifically provide care for individuals with Alzheimer’s disease and other forms of dementia or memory loss.

We believe our pure-play strategy distinguishes us from our peers. Many of our peers have significant exposure to skilled nursing facilities and hospitals, which provide higher acuity levels of healthcare than IL and AL/MC facilities. Accordingly, these peers have higher levels of exposure to revenues derived from Medicaid and Medicare reimbursements, which are generally considered less stable and predictable than private pay sources of revenue.

Our facilities are predominantly reliant on private pay sources of revenue and, therefore, have limited risk exposure to regulatory changes in the healthcare arena. Private pay residents are individuals who are personally obligated to pay the costs of their housing and services without relying significantly on reimbursement payments from Medicaid or Medicare. IL properties are exclusively private pay, and AL/MC properties are generally private pay, although many states will allow residents to cover a portion of the cost with Medicaid. Sources for these private payments include: (i) pensions, savings and retirement funds; (ii) proceeds from the sale of real estate and personal property; (iii) assistance from residents’ families; and (iv) private insurance. In addition, private-pay facilities are not subject to governmental rate setting, which can adversely affect rental revenue. We believe that our focus on private pay affords investors an opportunity to participate in the positive fundamentals of the senior housing sector with reduced exposure to the risks associated with higher acuity types of healthcare real estate.

Attractive Portfolio Diversified by Product Type, Operating Model and Geography

Since we started investing in senior housing in July 2012 (prior to our spin-off from Newcastle Investment Corp. (“Newcastle”) as described below), we have invested over $2 billion to acquire 124 senior housing properties. Our portfolio is diversified in terms of product type, geography and operating model. We currently have 77 IL-only properties, 42 AL/MC properties and five CCRC properties across 32 states. Our portfolio provides an attractive mix of triple net lease and managed properties. Triple net lease properties (58 properties) account for approximately 60% of our NOI, and managed properties 66 properties account for the remainder.

Manager Expertise Owning and Operating Senior Housing

We are externally managed by an affiliate of Fortress, a global asset management firm with nearly 15 years of experience investing in the senior housing industry. Fortress has a far-reaching presence in consumer-facing industries across the United States through its investments in healthcare, leisure, gaming, real estate and transportation companies. Private equity funds managed by an affiliate of our Manager currently own a majority of Holiday, the largest independent living operator in the United States with over 300 properties in 43 states. Due to our Manager’s presence, we believe we are able to achieve volume discounts for services and products at many of our properties, such as insurance and food and beverage. These types of benefits often allow us to be a more competitive bidder for small- and mid-sized managed properties than other potential buyers. Furthermore, we leverage our Manager’s deep experience and industry relationships to source acquisitions.

Tax Efficient REIT Status

We intend to elect to be treated as a real estate investment trust (“REIT”), and we intend to operate in conformity with the requirements for qualification and taxation as a REIT. Our REIT status provides us with certain tax advantages compared to some of our competitors. Those advantages include an ability to reduce our corporate-level income taxes by making dividend distributions to our stockholders and an ability to pass our capital gains through to our stockholders in the form of capital gains dividends. We believe our REIT status provides us with a significant advantage as compared to other companies or industry participants who do not have a similar tax efficient structure.

Recent Developments

Agreement to Acquire $640 Million Portfolio

On June 22, 2015, we entered into an agreement (the “Purchase Agreement”) to acquire a portfolio of private pay, independent living senior housing properties (the “Timber Portfolio”) from affiliates of Holiday (the “Sellers”) for approximately $640 million, subject to adjustments and customary prorations (the “Acquisition”). Upon execution of the Purchase Agreement, we made an earnest money deposit of $5 million. We expect to fund the purchase price with a combination of cash on hand, and debt and equity financings, including proceeds from this offering. See “Use of Proceeds.”

The Timber Portfolio includes 28 properties and 3,298 units located across 21 states, including five states in which we do not currently own any properties (Arkansas, South Dakota, South Carolina, Hawaii and Indiana). Following the completion of the Acquisition, our portfolio will span 37 states. The Timber Portfolio had an average occupancy rate of 88% for May 2015. Holiday currently operates the Timber Portfolio, and as a condition precedent to closing of the Acquisition, we will enter into management agreements with Holiday for Holiday to continue to operate the Timber Portfolio following the closing of the Acquisition. See our Current Report on Form 8-K filed on June 22, 2015 and incorporated herein by reference for more information on the Timber Portfolio, including the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio and the notes thereto.

The Purchase Agreement provides, among other things, for the closing to occur on July 30, 2015, subject to our right to extend the closing until August 15, 2015 and, upon the payment of an additional earnest money deposit, again until September 15, 2015. In addition to the foregoing, the Sellers have the right to adjourn the closing for a period of not more than 30 days, in the aggregate, as necessary in order to remove title defects or satisfy any closing conditions. Our obligation to consummate the Acquisition is subject to the satisfaction of certain customary conditions precedent. If any such condition precedent has not been satisfied on or before the closing date, we may either waive such condition and proceed to closing or terminate the Purchase Agreement and receive a return of our earnest money deposit. There can be no assurance that we will complete the Acquisition.

This offering is not conditioned upon the closing of, and we are not required to use the net proceeds of this offering to consummate, the Acquisition. Accordingly, we will have broad discretion over the use of proceeds from this offering.

Our Corporate Information

We were formed as Newcastle Senior Living Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Newcastle, on May 17, 2012. We converted to a Delaware corporation on May 30, 2014 and changed our name to New Senior Investment Group Inc. on June 16, 2014. On November 6, 2014, we were spun off from Newcastle through the distribution of all of our shares of common stock to the holders of Newcastle’s common stock and became a stand-alone publicly traded company. The address of our principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, care of New Senior Investment Group Inc. Our telephone number is (212) 479-3140. Our Internet address is newseniorinv.com. newseniorinv.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

Common stock we are offering	17,500,000 shares (or 20,114,090 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Common stock to be outstanding after the offering	83,915,415 shares (or 86,529,505 shares if the underwriters exercise their option to purchase additional shares of our common stock in full).

NYSE symbol	“SNR”

Risk factors	Investing in our common stock involves certain risks, which are described under “Risk Factors” on page S-9 of this prospectus supplement and in our reports filed with the SEC incorporated by reference herein and in the accompanying prospectus.

Use of proceeds	We estimate that the net proceeds from our sale of common stock in this offering will be approximately $231.2 million (or $266.0 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting the underwriting discount and commissions and our expenses of this offering. We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Acquisition and for general corporate purposes, which may include, but is not limited to, funding additional acquisitions.

The number of shares of our common stock that will be outstanding after this offering is based on 66,415,415 shares of our common stock outstanding as of June 19, 2015, and excludes:

(i)	options relating to an aggregate of 4,948,440 shares of our common stock held by an affiliate of our Manager;

(ii)	options relating to an aggregate of 496,827 shares of our common stock assigned to employees of affiliates of our Manager;

(iii)	options relating to an aggregate of 20,333 shares of our common stock held by our directors; and

(iv)	options relating to 1,750,000 shares of our common stock (or 2,011,409 if the underwriters exercise their option to purchase additional shares of our common stock in full) at an exercise price per share equal to the public offering price, representing 10% of the number of shares of our common stock being offered by us, that have been approved by the Compensation Committee of our Board of Directors to be granted effective upon the closing of the offering pursuant to and in accordance with the terms of our Management Agreement and Nonqualified Stock Option and Incentive Award Plan to an affiliate of our Manager in connection with this offering. The options are fully vested as of the date of grant, become exercisable as to 1/30 of the granted options on the first day of each of the 30 calendar months following the month in which the options were granted and expire on the tenth anniversary of the date of grant. The grant of these options is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, because the grant does not involve a public offering.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table presents our summary historical financial information as of and for the quarter ended March 31, 2015, as of and for the years ended December 31, 2014 and 2013, as of December 31, 2012 and for the period from the commencement of our operations on July 18, 2012 through December 31, 2012 (Successor) and for the period from January 1, 2012 through July 17, 2012 (Predecessor), and pro forma financial information as of and for the quarter ended March 31, 2015 and for the year ended December 31, 2014. The Company’s initial acquisition of senior care facilities on July 18, 2012 was accounted for as a business combination which gave rise to a new basis of accounting. Activities prior to and including July 17, 2012 are referred to as the “Predecessor” period and are prepared on a combined basis. Activities on and after July 18, 2012 are referred to as the “Successor” period and are prepared on a consolidated basis.

The summary historical consolidated statements of operations for the years ended December 31, 2014 and 2013, for the period from the commencement of our operations on July 18, 2012 through December 31, 2012 (Successor) and for the period from January 1, 2012 through July 17, 2012 (Predecessor) and the summary historical consolidated balance sheets as of December 31, 2014 and 2013 have been derived from our audited financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated balance sheet as of December 31, 2012 has been derived from our audited financial statements not included or incorporated by reference in this prospectus supplement. The unaudited summary historical condensed consolidated statement of operations for the three months ended March 31, 2015 and 2014 and the unaudited summary historical condensed consolidated balance sheet as of March 31, 2015 have been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of our management, include all adjustments necessary for a fair presentation of the information set forth herein. Operating results for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015 or for any future period.

The unaudited pro forma combined financial information presented below was derived from the application of pro forma adjustments to our consolidated financial statements. The summary historical and pro forma financial information should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for these periods, and in our Current Report on Form 8-K filed on June 22, 2015, which includes the Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio for the three months ended March 31, 2015 (Unaudited) and the year ended December 31, 2014 and the notes thereto (as described below) and the Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014 and the notes thereto (as described below), in each case incorporated by reference in this prospectus supplement. See “Unaudited Pro Forma Combined Financial Information” in this prospectus supplement.

The unaudited pro forma combined balance sheet as of March 31, 2015 gives effect to the transactions described below as if such transactions had occurred or had become effective as of March 31, 2015. The unaudited pro forma combined statements of operations for the year ended December 31, 2014 and for the three months ended March 31, 2015 give effect to the transactions described below as if they had occurred or had become effective as of January 1, 2014. The unaudited pro forma combined information set forth below reflects the historical information of New Senior, as adjusted to give effect to the following transactions:

•	the acquisition of the Hawthorn Portfolio which comprises 17 private pay, IL-only properties (“Hawthorn Portfolio Acquisition”) and related financing on March 27, 2015;

•	the mortgage financing, which comprises the refinancing of mortgage loans (“Mortgage Loan Refinancing”) and the additional financing secured by existing properties (“Additional Financing”), on March 27, 2015;

•	the issuance by us of 17,500,000 shares of common stock of the Company at the public offering price of $13.75 per share (“Common Stock Issuance”), to finance primarily the acquisition of the Timber Portfolio as well as general corporate purposes;

•	the anticipated acquisition of the Timber Portfolio which comprises 28 private pay, IL-only properties (“Timber Portfolio Acquisition”) and related financing; and

•	the continuing effect of the transactions described above on management fees payable to the Manager, pursuant to the management agreement entered into between New Senior and the Manager effective as of the spinoff on November 6, 2014.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma combined balance sheet and pro forma combined statements of operations have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are directly attributable to the transactions described above, factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements.”

The unaudited pro forma financial information below is provided for information purposes only. The unaudited pro forma financial information does not purport to represent what our results of operations and/or financial condition would have been had such transactions been consummated on the dates indicated, nor do they represent our financial condition or results of operations for any future date.

		Successor						Predecessor
	Pro Forma for the Quarter Ended March 31, 2015	Pro Forma for the Year Ended December 31, 2014	For the Quarter Ended March 31, 2015	For the Quarter Ended March 31, 2014	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013	For the period from July 18, 2012 to December 31, 2012	For the period from January 1, 2012 to July 17, 2012
		(in thousands, except share and per share data)
Statement of Operations data
Revenues
Resident fees and services	$82,228	$295,904	$47,188	$35,537	$156,993	$83,218	$18,000	$19,680
Rental revenue	26,672	97,992	26,672	22,298	$97,992	$1,918	—	—

Total revenues	$108,900	$393,896	$73,860	$57,835	$254,985	$85,136	$18,000	$19,680

Expenses
Property operating expense	$54,414	$192,835	$34,271	$25,559	$112,242	$59,726	$13,011	$13,778
Depreciation and amortization	$48,693	$179,282	$30,157	$22,835	$103,279	$26,933	$5,784	$1,203
Interest expense	$21,341	$82,873	$15,312	$13,305	$57,026	$10,589	$1,767	$2,534
Acquisition, transaction and integration expense	$3,046	$14,295	$3,918	$4,223	$14,295	$13,294	$6,037	—
Management fee to affiliate	$3,952	$15,801	$3,050	$1,653	$8,470	$1,796	$464	—
General and administrative expense	$3,409	$7,416	$3,409	$838	$7,416	$2,188	$274	$20
Loss on extinguishment of debt	—	—	$5,091	—	—	—	—	—
Other (income) expense	$—	$(1,500)	$—	$—	$(1,500)	—	—	—

Total expenses	$134,855	$491,002	$95,208	$68,413	$301,228	$114,526	$27,337	$17,535

Income (Loss) Before Income Taxes	$(25,955)	$(97,106)	$(21,348)	$(10,578)	$(46,243)	$(29,390)	$(9,337)	$2,145
Income tax expense (benefit)	$(95)	$160	$(95)	$360	$160	$656	$150	—

Net Income (Loss)	$(25,860)	$(97,266)	$(21,253)	$(10,938)	$(46,403)	$(30,046)	$(9,487)	$2,145

Income (Loss) Per Share of Common Stock
Basic and diluted	$(0.31)	$(1.16)	$(0.32)	$(0.16)	$(0.70)	$(0.45)	$(0.14)	$0.03
Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	83,915,415	83,900,914	66,415,415	66,399,857	66,400,914	66,399,857	66,399,857	66,399,857

	Successor
	Pro Forma as of March 31, 2015	As of March 31, 2015	As of December 31, 2014	As of December 31, 2013	As of December 31, 2012
	(in thousands)
Balance Sheet Data
Total assets	$3,000,939	$2,327,736	$1,966,159	$1,507,616	$194,080
Total liabilities	$2,145,436	$1,700,436	$1,317,623	$1,099,781	$124,376
Total stockholders’ equity	$855,503	$627,300	$648,536	$407,835	$69,704

RISK FACTORS

You should carefully consider the following risks and other information in this prospectus supplement in evaluating us and our common stock. Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition. The risk factors generally have been separated into the following groups: risks related to our business, risks related to our Manager, risks related to our taxation as a REIT and risks related to our common stock. However, these categories do overlap and should not be considered exclusive.

Failure to complete the Acquisition or realize the intended benefits of the Acquisition could have a negative impact on the market price of our common stock.

Completion of the Acquisition is not assured and is subject to risks, including the risks that the closing conditions will not be satisfied. If the Acquisition is not completed or there are delays in completing the Acquisition, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:

•	having to pay certain significant transaction costs relating to the Acquisition without receiving the benefits of the Acquisition; and

•	our share price may decline to the extent that the current market prices reflect an assumption by the market that the Acquisition will be completed.

This offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom to consummate, the Acquisition. Accordingly, the proceeds from this offering will not be designated for a specific use. Under these circumstances, our board of directors and management will have broad discretion to use the proceeds of this offering in our business, including for general corporate purposes. See “Use of Proceeds.”

If the Acquisition is completed, it poses risks for our ongoing operations, including that:

•	our future business and financial results will suffer if we do not effectively manage our expanded portfolio;

•	our level of indebtedness will increase substantially;

•	the Timber Portfolio, which is expected to contribute a significant portion of our future rents, may not perform as well as we anticipate or we may incur unanticipated costs and expenses relating to the Timber Portfolio;

•	the intended benefits of the Timber Portfolio may not be realized as quickly or to the extent anticipated by us or at all; and

•	unforeseen difficulties may arise in integrating the Timber Portfolio into our existing portfolio.

Any of these matters could have a negative impact on the market price of our common stock after the Acquisition.

If we are unable to successfully integrate the Timber Portfolio, our business and financial results may be negatively affected.

Following the closing of the Acquisition, we intend to integrate the Timber Portfolio properties with our current operations. Successful integration of these properties will depend primarily on our ability to quickly and effectively consolidate the acquired properties into our existing operations. The acquisition of the Timber Portfolio may also pose other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management’s attention to the integration of the Timber

Portfolio with our operations. We may not be able to integrate these properties without encountering difficulties, including, but not limited to, the disruption of our ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. If we have difficulties integrating the Timber Portfolio, we might not achieve the economic benefits we anticipate to result from the Acquisition, and this may hurt our business and financial results. In addition, we may experience greater-than-expected costs or difficulties relating to the integration of these properties.

RISKS RELATED TO OUR BUSINESS

We have limited operating history as a standalone public company and may not be able to successfully operate our business strategy or generate sufficient revenue to make or sustain distributions to our stockholders.

We have limited experience operating as a standalone public company and cannot assure you that we will be able to successfully operate our business or implement our operating policies and strategies as described in this prospectus supplement. Furthermore, we were formed in 2012 and have a limited operating history. We completed our first investment in senior housing properties in July 2012. The timing, terms, price and form of consideration that we pay in future transactions may vary meaningfully from prior transactions.

There can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make satisfactory distributions to our stockholders, or any distributions at all. Our results of operations and our ability to make or sustain distributions to our stockholders depend on several factors, including the availability of opportunities to acquire attractive assets, the level and volatility of interest rates, the availability of adequate short- and long-term financing, fluctuations in occupancy, Medicaid reimbursement, if applicable, and private pay rates; economic conditions; competition; federal, state, local and industry-regulated licensure, certification and inspection laws, regulations and standards; the availability and increases in cost of general and professional liability insurance coverage; state regulation and rights of residents related to entrance fees; and the availability and increases in the cost of labor (as a result of unionization or otherwise).

The financial information included in this prospectus supplement may not be indicative of the results we would have achieved as a separate standalone company and are not a reliable indicator of our future performance or results.

We did not operate as a separate, standalone company for the entirety of the historical periods presented in the financial information included in this prospectus supplement, which has been derived from Newcastle’s historical financial statements. Therefore, the financial information in this prospectus supplement does not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a separate, stand-alone public company prior to our spin-off from Newcastle. This is primarily a result of the following factors:

•	the financial results in this prospectus supplement do not reflect all of the expenses we will incur as a public company;

•	the working capital requirements and capital for general corporate purposes for our assets were satisfied prior to the spin-off as part of Newcastle’s corporate-wide cash management policies. Newcastle is not required, and does not intend, to provide us with funds to finance our working capital or other cash requirements, so we may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements; and

•	our cost structure, management, financing and business operations are significantly different as a result of operating as an independent public company. These changes result in increased costs, including, but not limited to, fees paid to our Manager, legal, accounting, compliance and other costs associated with being a public company with equity securities traded on the NYSE.

Our determination of how much leverage to apply to our investments may adversely affect our return on our investments and may reduce cash available for distribution.

We may leverage our assets through a variety of borrowings. Our investment guidelines do not limit the amount of leverage we may incur with respect to any specific senior housing property or pool of properties. The return we are able to earn on our investments and cash available for distribution to our stockholders may be significantly reduced due to changes in market conditions, which may cause the cost of our financing to increase relative to the income that can be derived from our assets.

The income from any senior housing properties is dependent on the ability of the property managers of such properties to successfully manage these properties.

Subject to maintaining our qualification as a REIT, we intend to continue to purchase senior housing properties and engage other parties (including affiliates of our Manager) to manage the operations or lease the properties. The income we recognize from any senior housing properties that we engage other parties to manage would be dependent on the ability of the property manager(s) of such properties to successfully manage these properties. The property manager(s) would compete with other companies on a number of different levels, including: the quality of care provided, reputation, the physical appearance of a property, price and range of services offered, alternatives for healthcare delivery, the supply of competing properties, physicians, staff, referral sources, location, the size and demographics of the population in surrounding areas and the financial condition of tenants and managers. A property manager’s inability to successfully compete with other companies on one or more of the foregoing levels could adversely affect the senior housing property and materially reduce the income we receive from an investment in such property.

Our inability to obtain financing on favorable terms, if at all, may impede our ability to grow.

We may not be able to fund all future capital needs from cash retained from operations. If we are unable to obtain enough internal capital, we may need to rely on external sources of capital (including debt and equity financing) to fulfill our capital requirements. If we cannot access these external sources of capital, we may not be able to make the investments needed to grow our business. Our ability to obtain financing depends upon a number of factors, some of which we have little or no control over, including but not limited to:

•	general availability of credit and market conditions, including rising interest rates and increasing borrowing costs;

•	the market price of the shares of our equity securities and the credit ratings of our debt and preferred securities;

•	the market’s perception of our growth potential, compliance with applicable laws and our current and potential future earnings and cash distributions;

•	our degree of financial leverage and operational flexibility;

•	the financing integrity of our lenders, which might impair their ability to meet their commitments to us or their willingness to make additional loans to us, and our inability to replace the financing commitment of any such lender on favorable terms, or at all;

•	the stability in the market value of our properties;

•	the financial performance and general market perception of our property managers and tenants;

•	changes in the credit ratings on United States government debt securities or default or delay in payment by the United States of its obligations; and

•	issues facing the healthcare industry, including, but not limited to, healthcare reform and changes in government reimbursement policies.

If our access to financing is limited by these factors or other factors, it could impede our ability to grow and have a material adverse impact on our ability to fund operations, refinance our debt obligations, fund dividend payments, acquire properties and undertake development activities.

Our returns from our managed properties depend on the ability of our managers to continue to maintain or improve occupancy levels.

Any senior housing property in which we invest may have relatively flat or declining occupancy levels due to falling home prices, declining incomes, stagnant home sales, competition from other senior housing developments and a variety of other factors. In addition, the senior housing sector may continue to experience a decline in occupancy due to the weak economy and the associated decision of certain residents to vacate a property and instead be cared for at home. Occupancy levels may also decline due to seasonal contagious illnesses such as influenza. A material decline in occupancy levels and revenues may make it more difficult for the manager of any senior housing property in which we invest to successfully generate income for us. Alternatively, to avoid a decline in occupancy, a manager may reduce the rates charged, which would also reduce our revenues and therefore negatively impact the ability to generate income.

We are not permitted to operate our properties, and we are dependent on the property managers and tenants of our properties.

We are not permitted to operate our AL/MC properties, and we are dependent on the property managers of our AL/MC properties and on the tenants of our Triple Net Lease Properties.

Because U.S. federal income tax laws generally restrict REITs and their subsidiaries from operating healthcare properties, we do not manage our AL/MC senior housing properties. Instead, AL/MC investments are structured to be REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) compliant.

The RIDEA structure permits a REIT to lease properties to a TRS if the TRS hires an “eligible independent contractor” (“EIK”) to manage the property. Under this structure, the REIT leases healthcare properties to the TRS and receives rent while the TRS earns income from the properties’ operations, and pays a management fee to the EIK and rent to the REIT property owner.

Accordingly, our TRS has retained Holiday, Blue Harbor and JEA to manage properties owned by us. Although we have various rights pursuant to our property management agreements, we rely upon our property managers’ personnel, expertise, technical resources and information systems, compliance procedures and programs, proprietary information, good faith and judgment to manage our senior housing operations efficiently and effectively. We also rely on our property managers to provide accurate property-level financial results for our properties in a timely manner and to otherwise operate our properties in compliance with the terms of our property management agreements and all applicable laws and regulations. We rely on Holiday, Blue Harbor and JEA to attract and retain skilled management personnel and property level personnel who are responsible for the day-to-day operations of our properties. Increases in labor costs and other property operating expense, or significant changes in Holiday’s, Blue Harbor’s or JEA’s ability to manage our properties efficiently and effectively, could adversely affect the income we receive from our properties and have a material adverse effect on us. As managers, our property managers do not lease our properties, and, therefore, we are not directly exposed to their credit risk in the same manner or to the same extent as our triple net tenants. However, any adverse developments in Holiday’s, Blue Harbor’s or JEA’s business and affairs or financial condition could impair its ability to manage our properties efficiently and effectively and could have a material adverse effect on us.

While we monitor our property managers’ performance, we have limited recourse under our property management agreements if we believe that the property managers are not performing adequately. In addition, our property managers may manage, own or invest in, properties that compete with our properties, which may result in conflicts of interest. As a result, our property managers may make decisions regarding competing properties that are not in our best interests.

The triple net lease structure also provides us with a REIT-eligible structure for owning senior housing properties. The triple net lease structure permits a REIT to lease properties to an operator and collect rent from the operator. Unlike the RIDEA structure, the triple net lease structure subjects us to credit risk from the tenant. We depend on our tenants to pay all insurance, taxes, utilities and maintenance and repair expenses in connection with the leased properties. Our tenants may not have sufficient assets, income and access to financing to enable them to make rental payments to us or to otherwise satisfy their respective obligations under our leases, and any inability or unwillingness by them to do so could have a material adverse effect on us. In addition, any failure by a tenant to effectively conduct its operations or to maintain and improve our properties could adversely affect its business reputation and its ability to attract and retain residents in our properties, which could have a material adverse effect on us. Our tenants have also agreed to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with their respective businesses, and we cannot assure you that they will have sufficient assets, income, access to financing and insurance coverage to enable them to satisfy their respective indemnification obligations.

Increases in labor costs at our senior housing properties may have a material adverse effect on us.

Wages and employee benefits represent a significant part of the expenses of any senior housing property. In connection with our RIDEA AL/MC properties and in connection with our IL-only properties that are managed by our property managers, we rely on our property managers to attract and retain skilled management personnel and property level personnel who are responsible for the day-to-day operations of our properties.

The market for qualified nurses and healthcare professionals is highly competitive. Periodic and geographic area shortages of nurses or other trained personnel may require our property managers to increase the wages and benefits offered to their employees in order to attract and retain these personnel or to hire more expensive temporary personnel. Also, our property managers may have to compete with numerous other employers for lesser skilled workers.

As we acquire additional properties, we may be required to pay increased compensation or offer other incentives to retain key personnel and other employees at our managed properties. Employee benefits costs, including employee health insurance and workers’ compensation insurance costs, have materially increased in recent years. Increasing employee health and workers’ compensation insurance costs may materially and negatively affect our earnings at our senior housing properties. We cannot assure you that labor costs at our senior housing properties will not increase or that any increase will be matched by corresponding increases in rates charged to residents. Any significant failure by our property managers to control labor costs or to pass on any such increased labor costs to residents through rate increases could have a material adverse effect on our business, financial condition and results of operations. In addition, if our tenants fail to attract and retain qualified personnel, their ability to satisfy their obligations to us could be impaired.

Termination of assisted living resident agreements and resident attrition could adversely affect our revenues and earnings.

State regulations governing assisted living properties typically require a written agreement with each resident. Most of these regulations also require that each resident have the right to terminate these assisted living resident agreements for any reason on reasonable notice. Consistent with these regulations, most resident agreements at our senior housing properties allow residents to terminate their agreements on 30 days’ notice. Thus, our property managers may be unable to contract with assisted living residents to stay for longer periods of time, unlike typical apartment leasing arrangements that involve lease agreements with terms of up to a year or longer. If a large number of residents elected to terminate their resident agreements at or around the same time, our revenues and earnings from our assisted living properties could be materially and adversely affected. In addition, the advanced ages of the residents at our senior housing properties make the resident turnover rate in these properties difficult to predict.

We do not know if our tenants will renew their leases, and if they do not, we may be unable to lease the properties on as favorable terms, or at all.

We cannot predict whether our tenants will renew their leases at the end of their lease terms, which expire at various times. If these leases are not renewed, we would be required to find other tenants to occupy those properties or sell them. There can be no assurance that we would be able to identify suitable replacement tenants or enter into leases with new tenants on terms as favorable to us as the current leases or that we would be able to lease those properties at all.

Our operators may be faced with significant potential litigation and rising insurance costs that not only affect their ability to obtain and maintain adequate liability and other insurance, but also may affect, in the case of our triple net lease properties, their ability to pay their lease payments and generally to fulfill their insurance and indemnification obligations to us.

In some states, advocacy groups monitor the quality of care at assisted and independent living communities, and these groups have brought litigation against operators. Also, in several instances, private litigation by assisted and independent living community residents or their families have succeeded in winning very large damage awards for alleged neglect and we cannot assure you that we will not be subject to these types of claims. The effect of this litigation and potential litigation has been to, amongst other matters, materially increase the costs of monitoring and reporting quality of care compliance. The cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment in many parts of the United States continues. This may affect the ability of some of our property managers and tenants to obtain and maintain adequate liability and other insurance and manage their related risk exposures. In addition to causing some of our property managers and tenants to be unable to fulfill their insurance, indemnification and other obligations to us under their property management agreements or leases and thereby potentially exposing us to those risks, these litigation risks and costs could cause some of our tenants to become unable to pay rents due to us. Such nonpayment could potentially affect our ability to meet future monetary obligations under our financing arrangements.

The failure of our operators to comply with laws relating to the operation of our properties may have a material adverse effect on the ability of our tenants to provide its services, pay us rent, the profitability of our managed properties and the values of our properties.

We and our operators are subject to or impacted by extensive, frequently changing federal, state and local laws and regulations. Some of these laws and regulations include: state and local licensure laws; state laws related to patient abuse and neglect; laws protecting consumers against deceptive practices; laws relating to the operation of our properties and how our property managers and tenants conduct their operations, such as fire, health and safety laws and privacy laws; federal and state laws affecting communities that participate in Medicare and Medicaid; the Americans with Disabilities Act and similar state and local laws; and safety and health standards set by the Occupational Safety and Health Administration. We and our operators expend significant resources to maintain compliance with these laws and regulations, and responding to any allegations of noncompliance also results in the expenditure of significant resources. If we or our operators fail to comply with any applicable legal requirements, or are unable to cure deficiencies, certain sanctions may be imposed and, if imposed, may materially and adversely affect our tenants’ ability to pay their rent, the profitability of our managed properties, the values of our properties, our ability to complete additional acquisitions in the state in which the violation occurred, and our reputation. Further, changes in the regulatory framework could have a material adverse effect on the ability of our tenants to pay us rent (and any such nonpayment could potentially affect our ability to meet future monetary obligations under our financing arrangements), the profitability of and the values of our properties.

We and our operators are required to comply with federal and state laws governing the privacy, security, use and disclosure of individually identifiable information, including financial information and protected health information. Under HIPAA, we and our operators are required to comply with the HIPAA privacy rule, security standards and standards for electronic healthcare transactions. State laws also govern the privacy of individual health information, and these laws are, in some jurisdictions, more stringent than HIPAA. Other federal and state laws govern the privacy of individually identifiable information. If we or our operators fail to comply with applicable federal or state standards, we or they could be subject to civil sanctions and criminal penalties, which could materially and adversely affect our business, financial condition and results of operations.

Our properties and their operations are subject to extensive regulations. Failure to comply, or allegations of failing to comply, could have a material adverse effect on us.

Various governmental authorities mandate certain physical characteristics of senior housing properties. Changes in laws and regulations relating to these matters may require significant expenditures. Our property management agreements and triple net leases generally require our operators to maintain our properties in compliance with applicable laws and regulations, and we expend resources to monitor their compliance. However, our monitoring efforts may fail to detect weaknesses in our operators’ performance on the clinical and other aspects of their duties, which could expose us to the risk of penalties, license suspension or revocation, criminal sanctions and civil litigation. Any such actions, even if ultimately dismissed or decided in our favor, could have a material adverse effect on our reputation and results of operations. In addition, our operators may neglect maintenance of our properties if they suffer financial distress. In the case of our triple net lease properties, we may agree to fund capital expenditures in return for rent increases or other concessions. Our available financial resources or those of our tenants may be insufficient to fund the expenditures required to operate our properties in accordance with applicable laws and regulations. If we fund these expenditures, our tenants’ financial resources may be insufficient to satisfy their increased rental payments to us or other incremental obligations.

Licensing, Medicare and Medicaid and other laws may also require some or all of our operators to comply with extensive standards governing their operations and such operations are subject to routine inspections. In addition, certain laws prohibit fraud by senior housing operators and other healthcare communities, including civil and criminal laws that prohibit false claims in Medicare, Medicaid and other programs that regulate patient referrals. In recent years, the federal and state governments have devoted increasing resources to monitoring the quality of care at senior housing communities and to anti-fraud investigations in healthcare operations generally. When violations of applicable laws are identified, federal or state authorities may impose civil monetary damages, treble damages, repayment requirements and criminal sanctions. In addition to these penalties, violation of any of these laws may subject our operators to exclusion from participation in any federal or state healthcare program. For example, if an operator is subject to a criminal conviction relating to the delivery of goods or services under the Medicare or Medicaid programs, the operator would be excluded from participation in those programs for five years. These fraud and abuse laws and regulations are complex, and we and our operators do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. While we do not believe our operators are in violation of these prohibitions, we cannot assure you that governmental officials charged with the responsibility of enforcing the provisions of these prohibitions will not assert that an operator is in violation of such laws and regulations. Violations of law often result in significant media attention. Healthcare communities may also be subject to license revocation or conditional licensure and exclusion from or conditional Medicare or Medicaid participation. When quality of care deficiencies or improper billing are alleged or identified, various laws, including laws prohibiting patient abuse and neglect, may authorize civil money penalties or fines; the suspension, modification or revocation of a license (which could result in the suspension of operations) or Medicare or Medicaid participation; the suspension or denial of admissions of residents; the removal of residents from properties; the denial of payments in full or in part; the implementation of state oversight, temporary management or receivership; and the imposition of criminal penalties. We, our property managers and our tenants have received inquiries and requests from various government agencies and we have in the past and may in the future receive notices of potential sanctions, and governmental authorities may impose such sanctions from time to time on our properties based on allegations of violations or alleged or actual failures to cure identified deficiencies. If imposed, such sanctions may adversely affect the profitability of managed properties, the ability to maintain managed properties (including properties unrelated to the property in question) in a given state, our ability to continue to engage certain managers and our tenants’ ability to pay rents to us (and any such nonpayment could potentially affect our ability to meet future monetary obligations or could trigger an event of default under our financing arrangements). Any such claims could also result in material civil litigation. Federal and state requirements for change in control of healthcare communities, including, as applicable, approvals of the proposed operator for licensure, certificate of need (“CON”), Medicare and Medicaid participation, and the terms of our debt may also limit or delay our ability to find substitute tenants or property managers. If any of our property managers or tenants becomes unable to operate our properties, or if any of our tenants becomes unable to pay its rent because they have violated government regulations or payment laws, we may experience difficulty in finding a substitute tenant or property manager or selling the affected property for a fair and commercially reasonable price, and the value of an affected property may decline materially.

Changes in reimbursement rates, payment rates or methods of payment from government and other third-party payors, including Medicaid and Medicare, could have a material adverse effect on us and our operators.

Certain of our operators rely on reimbursement from third-party payors, including the Medicare and Medicaid programs. Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to the facility’s charges. Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements for services provided by our property managers or our tenants, could result in a substantial reduction in our and our tenant’s revenues. In addition, the implementation of the Resource Utilization Group, Version Four, or “RUG-IV,” which revises the payment classification system for skilled nursing facilities, may impact our tenants by revising the classifications of certain patients. The federal reimbursement for certain facilities, such as skilled nursing facilities, incorporates adjustments to account for facility case-mix. Additionally, revenue under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. We cannot assure you that our operators who currently depend on governmental or private payor reimbursement will be adequately reimbursed for the services they provide. Significant limits by governmental and private third-party payors on the scope of services reimbursed or on reimbursement rates and fees, whether from legislation, administrative actions or private payor efforts, could have a material adverse effect on liquidity, financial condition and results of operations, which could affect adversely their ability to comply with the terms of our leases and have a material adverse effect on us.

On July 31, 2014, Centers for Medicare & Medicaid Services released its final rule updating the SNF PPS for the 2015 fiscal year (October 1, 2014 through September 30, 2015). Under the final rule, the SNF PPS standard federal payment rate will increase by 2.0% in fiscal year 2015, reflecting a 2.5% increase in the market basket index, less a 0.5% productivity adjustment mandated by the Affordable Care Act. We are currently analyzing the financial implications of this final rule on the operators of our CCRCs. We cannot provide any assurance that this rule or future updates to SNF PPS or Medicare reimbursement for skilled nursing facilities will not materially adversely affect our tenants and property managers, which, in turn, could have a material adverse effect on us.

Our tenants may be unable to cover their lease obligations to us, and there can be no assurance that the guarantor of our triple net leases will be able to cover any shortfall. Our tenants and subtenants are also subject to financial maintenance tests.

Our tenants are subject to various financial covenants pursuant to the lease agreements, including compliance with a lease coverage ratio. Under certain leases, our tenants are permitted to post and have posted “shortfall deposits” or similar obligations to cure a failure to satisfy certain financial covenants. We cannot assure you that our tenants will remain in compliance with any required financial covenants or that they will have the ability or desire to use such cure provisions in the future if needed. A failure to comply with or cure a financial covenant would generally give rise to an event of a default under a lease, and such event of default could result in an event of default under the financing for the applicable property. If any of our tenants are not able to satisfy their obligations to us, we would be entitled, among other remedies, to use any funds of such tenants then held by us and to seek recourse against the guarantor under its guaranty of the applicable master lease. Such guaranty includes certain financial covenants of the guarantor, including maintaining a minimum net worth, a minimum fixed charge coverage ratio of 1.10 and a maximum leverage ratio. There can be no assurance that a guarantor will have the resources necessary to satisfy its obligations to us under its guaranty of a master lease in the event that a tenant fails to satisfy its lease obligations to us in full, which could have a material adverse effect on us.

We may not be able to complete accretive acquisitions, and the acquisitions we do complete may not be successful.

We intend to acquire additional senior housing properties. We may not be able to consummate attractive acquisition opportunities, whether for regulatory reasons or otherwise, and those that we do consummate may not be successful. The current low interest rate environment may drive upward sales prices or lead to overbuilding. We might encounter unanticipated difficulties and expenditures relating to any acquired properties. Newly acquired properties might require significant management attention. We might never realize the anticipated benefits of our acquisitions. Notwithstanding pre-acquisition due diligence, we do not believe that it is possible to fully understand a property before it is operated for an extended period of time. For example, we could acquire a property that contains undisclosed defects in design or construction. In addition, after our acquisition of a property, the market in which the acquired property is located may experience unexpected changes that adversely affect the property’s value. The occupancy of properties that we acquire may decline during our ownership, and rents or returns that are in effect or expected at the time a property is acquired may decline thereafter. Also, our property operating costs for acquisitions may be higher than we anticipate and acquisitions of properties may not yield the returns we expect and, if financed using debt or new equity issuances, may result in stockholder dilution. For these reasons, among others, any acquisitions of additional properties may not succeed or may cause us to experience losses.

Competition may affect our operators’ ability to meet their obligations to us or make it difficult for us to identify and purchase, or develop, suitable senior housing properties to grow our investment portfolio.

We face significant competition from other REITs, investment companies, private equity and hedge fund investors, sovereign funds, healthcare operators, lenders, developers and other institutional investors, some of whom may have greater resources and lower costs of capital than we do. Increased competition makes it more challenging for us to identify and successfully capitalize on opportunities that meet our business goals and could improve the bargaining power of property owners seeking to sell, thereby impeding our investment, acquisition and development activities. If we cannot identify and purchase a sufficient quantity of senior housing properties at favorable prices or if we are unable to finance acquisitions on commercially favorable terms, it could have a material adverse effect on our business, financial condition and results of operations.

The healthcare industry is also highly competitive, and our operators may encounter increased competition for residents and patients, including with respect to the scope and quality of care and services provided, reputation and financial condition, physical appearance of the properties, price and location. The operations of our RIDEA AL/MC properties and our IL-only properties depend on the competiveness and financial viability of the properties. If our managers are unable to successfully compete with other operators and managers by maintaining profitable occupancy and rate levels, their ability to generate income for us may be materially adversely affected. The operations of our triple net lease tenants also depend upon their ability to successfully compete with other operators and managers. If our tenants are unable to successfully compete, their ability to fulfill their obligations to us, including the ability to make rent payments to us, may be materially adversely affected. Future changes in government regulation may adversely affect the healthcare industry, including our senior housing properties and healthcare operations, property managers and tenants, and our property managers and tenants may not achieve and maintain occupancy and rate levels that will enable them to satisfy their obligations to us. Any adverse changes in the regulation of the healthcare industry or the competitiveness of our property managers and tenants could have a more pronounced effect on us than if we had investments outside the senior housing and healthcare industries.

Our tenants may become subject to bankruptcy or insolvency proceedings.

Our tenants may not be able to meet the rent or other payments due to us, which may result in a tenant bankruptcy or insolvency, or a tenant might become subject to bankruptcy or insolvency proceedings for other reasons. Although our operating lease agreements provide us with the right to evict tenants, demand immediate payment of rent and exercise other remedies, the bankruptcy and insolvency laws afford certain rights to a party that has filed for bankruptcy or reorganization. A tenant in bankruptcy or subject to insolvency proceedings may be able to limit or delay our ability to collect unpaid rent and to exercise other rights and remedies.

We may be required to fund certain expenses (e.g., real estate taxes and maintenance) to preserve the value of an investment property, avoid the imposition of liens on a property and/or transition a property to a new tenant. If we cannot transition a leased property to a new tenant, we may take possession of that property, which may expose us to certain successor liabilities. Should such events occur, our revenue and operating cash flow may be adversely affected.

Transfers of healthcare properties may require regulatory approvals, and these properties may not have efficient alternative uses.

Transfers of healthcare properties to successor operators frequently are subject to regulatory approvals or notifications, including, but not limited to, change of ownership approvals under a CON or determination of need laws, state licensure laws, Medicare and Medicaid provider arrangements that are not required for transfers of other types of real estate. The replacement of a healthcare property operator could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator licensed to manage the property, whether as a result of regulatory issues identified elsewhere in this report or otherwise. Alternatively, given the specialized nature of our properties, we may be required to spend substantial time and funds to adapt these properties to other uses. If we are unable to timely transfer properties to successor operators or find efficient alternative uses, our revenue and operations may be adversely affected.

Certain of our properties may require a license or registration to operate.

Failure to obtain a license or registration or loss of a required license or registration would prevent a property from operating in the manner intended by the property managers or tenants. These events could materially adversely affect our property managers’ ability to generate income for us or our tenants’ ability to make rent payments to us. State and local laws also may regulate the expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction or renovation of healthcare properties, by requiring a CON or other similar approval from a state agency. Any compliance issues could also make it more difficult to obtain or maintain required licenses and registrations.

The impact of the comprehensive healthcare regulation enacted in 2010 on us and our operators cannot accurately be predicted.

The Health Reform Laws, provide states with an increased federal medical assistance percentage under certain conditions. On June 28, 2012, The United States Supreme Court upheld the individual mandate of the Health Reform Laws but partially invalidated the expansion of Medicaid. The ruling on Medicaid expansion allows states not to participate in the expansion—and to forgo funding for the Medicaid expansion—without losing their existing Medicaid funding. Thus far, approximately one-half of the states are fully participating.

Given that the federal government substantially funds the Medicaid expansion, it is unclear whether any state will pursue this option, although at least some appear to be considering this option at this time. The participation by states in the Medicaid expansion could have the dual effect of increasing our property managers’ and tenants revenues, through new patients, but further straining state budgets. While the federal government will pay for approximately 100% of those additional costs until 2016, states will be expected to begin paying for part of those additional costs in 2017. With increasingly strained budgets, it is unclear how states will pay their share of these additional Medicaid costs and what other healthcare expenditures could be reduced as a result. A significant reduction in other healthcare related spending by states to pay for increased Medicaid costs could affect our property managers’ and tenants’ revenue streams, which could materially and adversely affect our business, financial condition and results of operations.

There are risks related to new properties under construction or development.

In the future, we might construct one or more new properties. Any failure by us or our property managers to obtain the required license, certification, compliance programs, contracts, governmental permits and authorizations, or to obtain financing on favorable terms, may impede our ability to earn revenues on the relevant properties. Additionally, we may have to wait years for significant cash returns on newly developed properties, and if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow additional money to fund our cash distributions to stockholders. Furthermore, if our financial projections with respect to a new property are inaccurate due to increases in capital costs or other factors, the property may fail to perform as we expected in analyzing our investment.

Our investments are concentrated in senior housing real estate, making us more vulnerable economically to adverse changes in the real estate market and the senior housing industry than if our investments were diversified.

We invest primarily in senior housing properties. Our investment focus exposes us to greater economic risk than if our portfolio were to include real estate assets in other industries or non-real estate assets.

Any adverse changes in the regulation of the healthcare industry or the competitiveness of our property managers and tenants could have a more pronounced effect on us than if our investments were further diversified.

Real estate investments are relatively illiquid, and our ability to quickly sell or exchange our properties in response to changes in economic or other conditions is limited. In the event we desire or need to sell any of our properties, the value of those properties and our ability to sell at a price or on terms acceptable to us could be adversely affected by a downturn in the real estate industry or any weakness in the senior housing industry. We cannot assure you that we will recognize the full value of any property that we sell for liquidity or other reasons, and the inability to respond quickly to changes in the performance of our investments could adversely affect our business, results of operations and financial condition.

Overbuilding in markets in which our senior housing properties are located could adversely affect our future occupancy rates, operating margins and profitability.

The senior housing industry generally has limited barriers to entry, and, as a consequence, the development of new senior housing properties could outpace demand. If development outpaces demand for those asset types in the markets in which our properties are located, those markets may become saturated, and we could experience decreased occupancy, reduced operating margins and lower profitability.

If any of our properties are found to be contaminated, or if we become involved in any environmental disputes, we could incur substantial liabilities and costs.

Under federal and state environmental laws and regulations, a current or former owner of real property may be liable for costs related to the investigation, removal and remediation of hazardous or toxic substances or petroleum that are released from or are present at or under, or that are disposed of in connection with such property. Owners of real property may also face other environmental liabilities, including government fines and penalties imposed by regulatory authorities and damages for injuries to persons, property or natural resources. Environmental laws and regulations often impose liability without regard to whether the owner was aware of, or was responsible for, the presence, release or disposal of hazardous or toxic substances or petroleum. In certain circumstances, environmental liability may result from the activities of a current or former operator of the property. Although we are generally indemnified by our property managers and tenants of our properties for contamination caused by them, these indemnities may not adequately cover all environmental costs.

All of our revenue is attributable to properties managed or leased by a small group of operators.

As of March 31, 2015, either Blue Harbor, Holiday or JEA managed all of our Managed Properties. Subsequent to March 31, 2015, we entered into a management agreement with an additional property manager. Our property managers do not lease our properties and, therefore, we are not directly exposed to their credit risk in the same manner or to the same extent as a triple net lease tenant. However, we rely on our property managers’ personnel, expertise, technical resources and information systems, proprietary information, good faith and judgment to manage our senior housing operations efficiently and effectively. We also rely on our property managers to set appropriate resident fees and to otherwise operate our senior housing communities in compliance with the terms of our property management agreements and all applicable laws and regulations. Although we have various rights as the property owner under our property management agreements, including various rights to set budget guidelines and to terminate and exercise remedies under those agreements as provided therein, any failure, inability or unwillingness on the part of our property managers to satisfy their respective obligations under those agreements, to efficiently and effectively manage our properties or to provide timely and accurate accounting information with respect thereto, could have a material adverse effect on us.

The properties we currently lease account for a significant portion of our total revenues and net operating income, and because our leases are triple net leases, we depend on our tenants to pay all operating costs, including repairs, maintenance, capital expenditures, utilities, taxes, insurance and payroll expense of property-level employees in connection with the leased properties. We cannot assure you that our tenants will have sufficient assets, income and access to financing to enable them to satisfy their obligations to us, and any failure, inability or unwillingness to do so could have a material adverse effect on us. In addition, although affiliates of our tenants have provided a lease guaranty in connection with their respective leases, the guarantees may not be sufficient to satisfy the tenant’s obligations to us, and our tenants may not have sufficient assets, income and access to financing to enable them to satisfy their obligations to us. Our reliance on a small number of tenants for a significant portion of our total revenues and net operating income from our senior housing investments creates credit risk. If any of our tenants becomes unable or unwilling to satisfy their obligations to us, our financial condition and results of operations could be weakened.

The geographic concentration of our assets in Florida and Texas may result in losses due to our significant exposure to the effects of economic and real estate conditions in those markets.

As of March 31, 2015, approximately 20.4% and 18.6% of the beds in our senior housing portfolios were located in Florida and Texas, respectively. In addition, as of March 31, 2015, 22.6% and 16.6% of total revenue for our Managed Properties segment and our Triple Net Lease Properties segment, respectively, was derived from our properties in Florida and Texas. As a result of this concentration, a material portion of our portfolios are significantly exposed to the effects of economic and real estate conditions in those particular markets, such as the supply of competing properties, home prices, income levels, the financial condition of our tenants, and general levels of employment and economic activity, which may be adversely affected by the recent decline in oil prices. To the extent that weak economic or real estate conditions affect Florida or Texas more severely than other areas of the country, our financial performance could be negatively impacted.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which in the case of our business, may include personal identifying information. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing this confidential information, such as individually identifiable information relating to financial accounts. Although we have taken steps to protect the security of the data maintained in our information systems, it is possible that our security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect our business, financial condition and results of operations.

Some of our senior housing properties generate infectious medical waste due to the illness or physical condition of the residents.

The management of infectious medical waste, including handling, storage, transportation, treatment and disposal, is subject to regulation under various laws, including federal and state environmental laws. These environmental laws set forth the management requirements, as well as permit, record-keeping, notice, and reporting obligations. Each of our senior housing properties has an agreement with a waste management company for the proper disposal of all infectious medical waste. The use of such waste management companies does not immunize us from alleged violations of such medical waste laws for operations for which we are responsible even if carried out by such waste management companies, nor does it immunize us from third-party claims for the cost to clean up disposal sites at which such wastes have been disposed. Any finding that we are not in compliance with these environmental laws could adversely affect our business, financial condition and results of operations. While we are not aware of non-compliance with environmental laws related to infectious medical waste at our senior housing properties, these environmental laws are amended from time to time and we cannot predict when and to what extent liability may arise. In addition, because these environmental laws vary from state to state, expansion of our operations to states where we do not currently operate may subject us to additional restrictions on the manner in which we operate our senior housing properties.

Changes in accounting rules could occur at any time and could impact us in significantly negative ways that we are unable to predict or protect against.

As has been widely publicized, the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board (“FASB”) and other regulatory bodies that establish the accounting rules applicable to us have recently proposed or enacted a wide array of changes to accounting rules. Moreover, in the future these regulators may propose additional changes that we do not currently anticipate. Changes to accounting rules that apply to us could significantly impact our business or our reported financial performance in negative ways that we cannot predict or protect against. We cannot predict whether any changes to current accounting rules will occur or what impact any codified changes will have on our business, results of operations, liquidity or financial condition.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

As a public company, we will be required to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Internal control over financial reporting is complex and may be revised over time to adapt to changes in our business, or changes in applicable accounting rules. In addition, as a result of any new investment in senior housing properties, we may be required to consolidate additional entities, and, therefore, to document and test effective internal controls over the financial reporting of these entities in accordance with Section 404, which we may not be able to do. Even if we are able to do so, there could be significant costs and delays, particularly if these entities were not subject to Section 404 prior to being acquired by us. We cannot assure you that our internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which we had previously believed that internal controls were effective. If we are not able to maintain or document effective internal control over financial reporting, our independent registered public accounting firm will not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis, or may cause us to restate previously issued financial information, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if we or our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could materially adversely affect us by, for example, leading to a decline in our share price and impairing our ability to raise capital.

RISKS RELATED TO OUR MANAGER

We are dependent on our Manager and may not find a suitable replacement if our Manager terminates the Management Agreement, and the inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

We do not have employees. Our officers and other individuals who perform services for us are employees of our Manager, or our operators. We are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies, and our operators to conduct our business. We are subject to the risk that our Manager will terminate the Management Agreement and that we will not be able to find a suitable replacement for our Manager in a timely manner, at a reasonable cost or at all.

Furthermore, we are dependent on the services of certain key employees of our Manager whose compensation may be partially or entirely dependent upon the amount of incentive or management compensation earned by our Manager and whose continued service is not guaranteed, and the loss of such services could adversely affect our operations. If any of these people were to cease their affiliation with us or our Manager, either we or our Manager may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our Manager’s ability to hire and retain highly skilled personnel. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered and this could materially adversely affect our business, results of operations, financial condition and ability to make distributions to our stockholders.

There are conflicts of interest in our relationship with our Manager.

Our Management Agreement with our Manager was not negotiated at arm’s length, and its terms including, fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated party.

There are conflicts of interest inherent in our relationship with our Manager insofar as our Manager and its affiliates—including investment funds, private investment funds, or businesses managed by our Manager—invest in senior housing properties and have investment objectives that overlap with our investment objectives. Certain investments appropriate for us may also be appropriate for one or more of these other investment vehicles. Certain members of our board of directors and employees of our Manager who are our officers also serve as officers and/or directors of these other entities. Although we have the same Manager, we may compete with entities affiliated with our Manager or Fortress for certain target assets. Fortress has two funds that were primarily focused on investing in senior housing properties. The first, raised in 2006 with $650 million in commitments at closing had its final liquidation in December 2014. The second, also raised in 2006, had $1.6 billion in capital commitments as of March 31, 2015 and is in the process of selling its investments, including its investments in Holiday. Certain of Fortress’s other funds also hold significant investments in senior housing. All of these funds are outside their respective investment periods, although one of these funds has approximately $120 million in unfunded commitments, which may be drawn for follow-on investments. Fortress funds generally have a fee structure similar to ours, but the fees actually paid will vary depending on the size, terms and performance of each fund. From time to time, affiliates of Fortress focus on investments in assets with a similar profile as our target assets that we may seek to acquire. These affiliates may have meaningful purchasing capacity, which may change over time depending upon a variety of factors, including, but not limited to, available equity capital and debt financing, market conditions and cash on hand. Fortress had approximately $69.9 billion of assets under management as of March 31, 2015. In addition, with respect to funds in the process of selling investments, our Manager may be incentivized to regard the sale of such assets to New Senior positively, particularly if a sale to an unrelated third party would result in a loss of fees to our Manager.

Our Management Agreement with our Manager generally does not limit or restrict our Manager or its affiliates from engaging in any business or managing other pooled investment vehicles that invest in investments that meet our investment objectives. Our Manager may engage in additional investment opportunities related to senior housing in the future, which may cause our Manager to compete with us for investments or result in a change in our current investment strategy. In addition, our certificate of incorporation will provide that if Fortress or an affiliate or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty, to the fullest extent permitted by law, to offer such corporate opportunity to us, our stockholders or our affiliates. In the event that any of our directors and officers who is also a director, officer or employee of Fortress or its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as a director or officer of ours and such person acts in good faith, then to the fullest extent permitted by law such person is deemed to have fully satisfied such person’s fiduciary duties owed to us and is not liable to us if Fortress or its affiliates pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

The ability of our Manager and its officers and employees to engage in other business activities, subject to the terms of our Management Agreement with our Manager, may reduce the amount of time our Manager, its officers or other employees spend managing us. In addition, we may engage (subject to our investment guidelines) in material transactions with our Manager or another entity managed by our Manager or one of its affiliates, such as our acquisition of sizeable portfolios of assets from Holiday, which may present an actual, potential or perceived conflict of interest. It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction, litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult, and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential, actual or perceived conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially adversely affect our business in a number of ways, including causing an inability to raise additional funds, a reluctance of counterparties to do business with us, a decrease in the prices of our equity securities and a resulting increased risk of litigation and regulatory enforcement actions.

The management compensation structure that we have agreed to with our Manager, as well as compensation arrangements that we may enter into with our Manager in the future (in connection with new lines of business or other activities), may incentivize our Manager to invest in high risk investments. In addition to its management fee, our Manager is currently entitled to receive incentive compensation. In evaluating investments and other management strategies, the opportunity to earn incentive compensation may lead our Manager to place undue emphasis on the maximization of such measures at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative than lower-yielding investments. Moreover, because our Manager receives compensation in the form of options in connection with the completion of our equity offerings, our Manager may be incentivized to cause us to issue additional stock, which could be dilutive to existing stockholders.

It would be difficult and costly to terminate our Management Agreement with our Manager.

It would be difficult and costly for us to terminate our Management Agreement with our Manager. After its initial ten-year term, the Management Agreement will be automatically renewed for one-year terms unless terminated (i) by a majority vote of at least two-thirds of our independent directors, or by a vote of the holders of a simple majority of the outstanding shares of our common stock, that there has been unsatisfactory performance by our Manager that is materially detrimental to us or (ii) a determination by a simple majority of our independent directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by continuing to provide the services under the Management Agreement at a fee that a simple majority of our independent directors have reasonably determined to be fair. Our Manager will be provided 60 days’ prior notice of any termination and will be paid a termination fee equal to the amount of the management fee earned by the Manager during the 12-month period preceding such termination. In addition, following any termination of the Management Agreement, our Manager may require us to purchase its right to receive incentive compensation at a price determined as if our assets were sold for their then current fair market value or otherwise we may continue to pay the incentive compensation to our Manager. These provisions may increase the effective cost to us of terminating the Management Agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our board of directors has approved broad investment guidelines for our Manager and do not approve each investment decision made by our Manager. In addition, we may change our investment strategy without a stockholder vote, which may result in our making investments that are different, riskier or less profitable than our current investments.

Our Manager is authorized to follow broad investment guidelines. Consequently, our Manager has great latitude in determining the types and categories of assets it may decide are proper investments for us, including the latitude to invest in types and categories of assets that may differ from those in which we currently invest. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, our board of directors does not review or pre-approve each proposed investment or our related financing arrangements. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by our board of directors even if the transactions contravene the terms of the Management Agreement. In addition, we may change our investment strategy, including our target asset classes, without a stockholder vote.

Our investment strategy may evolve in light of existing market conditions and investment opportunities, and this evolution may involve additional risks depending upon the nature of the assets in which we invest and our ability to finance such assets on a short- or long-term basis. Investment opportunities that present unattractive risk-return profiles relative to other available investment opportunities under particular market conditions may become relatively attractive under changed market conditions, and changes in market conditions may therefore result in changes in the investments we target. Decisions to make investments in new asset categories present risks that may be difficult for us to adequately assess and could therefore reduce our ability to pay dividends on our common stock or have adverse effects on our liquidity or financial condition. A change in our investment strategy may also increase our exposure to interest rate, real estate market or credit market fluctuations. In addition, a change in our investment strategy may increase the guarantee obligations we agree to incur or increase the number of transactions we enter into with affiliates. Our failure to accurately assess the risks inherent in new asset categories or the financing risks associated with such assets could adversely affect our results of operations and our financial condition.

Our Manager will not be liable to us for any acts or omissions performed in accordance with the Management Agreement, including with respect to the performance of our investments.

Pursuant to our Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees will not be liable to us or any of our subsidiaries, to our board of directors, or our or any subsidiary’s stockholders or partners for any acts or omissions by our Manager, its members, managers, sub-advisers, officers or employees, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement. We shall, to the full extent lawful, reimburse, indemnify and hold our Manager, its members, managers, officers and employees, sub-advisers and each other person, if any, controlling our Manager, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of an indemnified party made in good faith in the performance of our Manager’s duties under our Management Agreement and not constituting such indemnified party’s bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement.

Our Manager’s due diligence of investment opportunities or other transactions may not identify all pertinent risks, which could materially affect our business, financial condition, liquidity and results of operations.

Our Manager intends to conduct due diligence with respect to each investment opportunity or other transaction it pursues. It is possible, however, that our Manager’s due diligence processes will not uncover all relevant facts, particularly with respect to any assets we acquire from third parties. In these cases, our Manager may be given limited access to information about the investment and will rely on information provided by the target of the investment. In addition, if investment opportunities are scarce, the process for selecting bidders is competitive, or the timeframe in which we are required to complete diligence is short, our ability to conduct a due diligence investigation may be limited, and we would be required to make investment decisions based upon a less thorough diligence process than would otherwise be the case. Accordingly, investments and other transactions that initially appear to be viable may prove not to be over time, due to the limitations of the due diligence process or other factors.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our Manager’s ability to successfully manage our operations.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our investments. Under the direction of our board of directors, and subject to our investment guidelines, our Manager makes all decisions with respect to the management of our company. To conduct its operations, our Manager depends upon the fees and other compensation that it receives from us in connection with managing our company and from other entities and investors with respect to investment management services it provides. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder our Manager’s ability to successfully manage our operations, which would materially adversely affect our business, results of operations, financial condition and ability to make distributions to our stockholders. For example, adverse changes in the financial condition of our Manager could limit its ability to attract key personnel.

RISKS RELATED TO OUR TAXATION AS A REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders. Newcastle’s failure to qualify as a REIT could cause us to lose our REIT status.

We intend to elect and qualify as a REIT for U.S. federal income tax purposes. Our ability to satisfy the REIT asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we do not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of one or more of our investments may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements. Accordingly, there can be no assurance that the Internal Revenue Service (“IRS”) will not contend that our investments violate the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our stock. Unless entitled to relief under certain provisions of the Code, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we initially ceased to qualify as a REIT.

If Newcastle were to fail to qualify as a REIT, the rule against re-electing REIT status following a loss of such status would also apply to us if we were treated as a successor to Newcastle for U.S. federal income tax purposes. Although Newcastle has provided (i) a representation in the separation and distribution agreement entered into to effect the spin-off (“Separation and Distribution Agreement”) that it has no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT and (ii) a covenant in the Separation and Distribution Agreement to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before 2015 (unless Newcastle obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Newcastle’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above), no assurance can be given that such representation and covenant would prevent us from failing to qualify as a REIT. Although, in the event of a breach, we may be able to seek damages from Newcastle, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if Newcastle were to fail to qualify as a REIT despite its reasonable best efforts, we would have no claim against Newcastle.

Our failure to qualify as a REIT would cause our stock to be delisted from the NYSE.

The NYSE requires, as a condition to the listing of our shares, that we maintain our REIT status. Consequently, if we fail to maintain our REIT status, our shares would promptly be delisted from the NYSE, which would decrease the trading activity of such shares. This could make it difficult to sell shares and would likely cause the market volume of the shares trading to decline.

If we were delisted as a result of losing our REIT status and desired to relist our shares on the NYSE, we would have to reapply to the NYSE to be listed as a domestic corporation. As the NYSE’s listing standards for REITs are less onerous than its standards for domestic corporations, it would be more difficult for us to become a listed company under these heightened standards. We might not be able to satisfy the NYSE’s listing standards for a domestic corporation. As a result, if we were delisted from the NYSE, we might not be able to relist as a domestic corporation, in which case our shares could not trade on the NYSE.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

Dividends payable to domestic stockholders that are individuals, trusts and estates are generally taxed at reduced tax rates. Dividends payable by REITs, however, generally are not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the favorable tax treatment given to non-REIT corporate dividends, which could affect the value of our real estate assets negatively.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Compliance with these requirements must be carefully monitored on a continuing basis, and there can be no assurance that our Manager’s personnel responsible for doing so will be able to successfully monitor our compliance.

REIT distribution requirements could adversely affect our liquidity and our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. We intend to make distributions to our stockholders to comply with the REIT requirements of the Code. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Code. Certain of our assets may generate substantial mismatches between taxable income and available cash. As a result, the requirement to distribute a substantial portion of our REIT taxable income could cause us to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt; or (iv) make taxable distributions of our capital stock or debt securities in order to comply with REIT requirements. Further, amounts distributed will not be available to fund investment activities. If we fail to obtain debt or equity capital in the future, it could limit our ability to satisfy our liquidity needs, which could adversely affect the value of our common stock.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and not including net capital gain) each year to our stockholders. To qualify for the tax benefits accorded to REITs, we intend to make distributions to our stockholders in amounts such that we distribute an amount at least equal to all or substantially all of our REIT taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described herein.

The stock ownership limit imposed by the Code for REITs and our certificate of incorporation may inhibit market activity in our stock and restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our certificate of incorporation, with certain exceptions, will authorize our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of our outstanding capital stock, treating classes and series of our stock in the aggregate. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine in its sole discretion. These ownership limits could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. Moreover, if a REIT distributes less than 85% of its taxable income to its stockholders during any calendar year (including any distributions declared by the last day of the calendar year but paid in the subsequent year), then it is required to pay an excise tax on 4% of any shortfall between the required 85% and the amount that was actually distributed. Any of these taxes would decrease cash available for distribution to our stockholders. In addition, our TRS will be subject to corporate level income tax at regular rates.

Complying with the REIT requirements may negatively impact our investment returns or cause us to forego otherwise attractive opportunities, liquidate assets or contribute assets to the TRS.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As a result of these tests, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, forego otherwise attractive investment opportunities, liquidate assets in adverse market conditions or contribute assets to a TRS that is subject to regular corporate federal income tax. Our ability to acquire investments will be subject to the applicable REIT qualification tests, and we may have to hold these interests through our TRS, which would negatively impact our returns from these assets. In general, compliance with the REIT requirements may hinder our ability to make and retain certain attractive investments.

Complying with the REIT requirements may limit our ability to hedge effectively.

The existing REIT provisions of the Code may substantially limit our ability to hedge our operations because a significant amount of the income from those hedging transactions is likely to be treated as non-qualifying income for purposes of both REIT gross income tests. In addition, we must limit our aggregate income from non-qualified hedging transactions, from our provision of services and from other non-qualifying sources, to less than 5% of our annual gross income (determined without regard to gross income from qualified hedging transactions). As a result, we may have to limit our use of certain hedging techniques or implement those hedges through total return swaps. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur or could increase the cost of our hedging activities. If we fail to comply with these limitations, we could lose our REIT qualification for U.S. federal income tax purposes, unless our failure was due to reasonable cause, and not due to willful neglect, and we meet certain other technical requirements. Even if our failure were due to reasonable cause, we might incur a penalty tax.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if shares of our stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income; and

•	part of the income and gain recognized by a tax-exempt investor with respect to our stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the stock.

The tax on prohibited transactions will limit our ability to engage in certain transactions which would be treated as prohibited transactions for U.S. federal income tax purposes.

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of our trade or business. We might be subject to this tax if we were to dispose of our property in a manner that was treated as a prohibited transaction for U.S. federal income tax purposes.

We generally intend to conduct our operations so that no significant asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. As a result, we may choose not to engage in certain sales at the REIT level, even though the sales might otherwise be beneficial to us. In addition, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% prohibited transaction tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to prevent prohibited transaction characterization.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The U.S. federal income tax rules dealing with REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could affect or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The lease of our properties to a TRS is subject to special requirements.

Under the provisions of RIDEA, we currently lease certain “qualified healthcare properties” (which generally include assisted living properties but not independent living properties) to our TRS (or a limited liability company of which the TRS is a member). The TRS in turn contracts with a third party operator to manage the healthcare operations at these properties. The rents paid by the TRS in this structure will be treated as qualifying rents from real property for purposes of the REIT requirements only if (i) they are paid pursuant to an arm’s-length lease of a qualified healthcare property and (ii) the operator qualifies as an “eligible independent contractor” with respect to the property. An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the TRS. If any of the above conditions were not satisfied, then the rents would not be considered income from a qualifying source for purposes of the REIT rules, which could cause us to incur penalty taxes or to fail to qualify as a REIT.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

There can be no assurance that the market for our stock will provide you with adequate liquidity, which may make it difficult for you to sell the common stock when you want or at prices you find attractive.

The market price of our common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control. These factors include, without limitation:

•	a shift in our investor base;

•	our quarterly or annual earnings, or those of other comparable companies;

•	actual or anticipated fluctuations in our operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	announcements by us or our competitors of significant investments, acquisitions or dispositions;

•	the failure of securities analysts to cover our common stock;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	overall market fluctuations; and

•	general economic conditions.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock.

Your percentage ownership in our Company may be diluted in the future.

Your percentage ownership in our Company may be diluted in the future because of equity awards that we expect will be granted to our Manager, to the directors, officers and employees of our Manager who perform services for us, and to our directors, officers and employees, as well as other equity instruments such as debt and equity financing. Our board of directors has approved a Nonqualified Stock Option and Incentive Award Plan (the “Plan”) providing for the grant of equity-based awards, including restricted stock, stock options, stock appreciation rights, performance awards, tandem awards and other equity-based and non-equity based awards, in each case to our Manager, to the directors, officers, employees, service providers, consultants and advisors of our Manager who perform services for us, and to our directors, officers, employees, service providers, consultants and advisors. We have reserved shares of our common stock for issuance under the Plan. On the first day of each fiscal year beginning during the ten-year term of the Plan and beginning with calendar year 2015, that number will be increased by a number of shares of our common stock equal to 10% of the number of shares of our common stock newly issued by us during the immediately preceding fiscal year. Upon the successful completion of an offering of our common stock by us, we will issue to our Manager options (including cash-settled options) equal to 10% of the number of shares sold in the offering. Our board of directors may also determine to issue options to the Manager that are not subject to the Plan, provided that the number of shares underlying any options granted to the Manager in connection with capital raising efforts would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.

We may incur or issue debt or issue equity, which may negatively affect the market price of our common stock.

We may in the future incur or issue debt or issue equity or equity-related securities. Upon our liquidation, lenders and holders of our debt and holders of our preferred stock (if any) would receive a distribution of our available assets before common stockholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional issuances of common stock, directly or through convertible or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the holdings of our existing common stockholders and such issuances, or the perception of such issuances, may reduce the market price of our common stock. Any preferred stock issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our common stock.

We have not established a minimum distribution payment level, and we cannot assure you of our ability to pay distributions in the future.

We intend to make quarterly distributions of an amount at least equal to all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefore. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this Form 10-K. Distributions will be authorized by our board of directors and declared by us based upon a number of factors, including actual results of operations, restrictions under Delaware law or any applicable debt covenants, our financial condition, our taxable income, the annual distribution requirements under the REIT provisions of the Code, our operating expenses and other factors our board of directors deems relevant. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future.

Furthermore, while we are required to make distributions in order to maintain our REIT status (as described above under “Risks Related to our Taxation as a REIT—We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay distributions to our stockholders”), we may elect not to maintain our REIT status, in which case we would no longer be required to make such distributions. Moreover, even if we do elect to maintain our REIT status, we may elect to comply with the applicable requirements by, after completing various procedural steps, distributing, under certain circumstances, a portion of the required amount in the form of shares of our common stock in lieu of cash. If we elect not to maintain our REIT status or to satisfy any required distributions in shares of common stock in lieu of cash, such action could negatively affect our business and financial condition as well as the price of our common stock. No assurance can be given that we will pay any dividends on shares of our common stock in the future.

We may in the future choose to pay dividends in our own stock, in which case you could be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sale proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

It is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market interest rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our floating rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

Provisions in our certificate of incorporation and bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Our certificate of incorporation, bylaws and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

•	a classified board of directors with staggered three-year terms;

•	amendment of provisions in our certificate of incorporation and bylaws regarding the election of directors, classes of directors, the term of office of directors, the filling of director vacancies and the resignation and removal of directors only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;

•	amendment of provisions in our certificate of incorporation regarding corporate opportunity only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;

•	removal of directors only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors;

•	our board of directors to determine the powers, preferences and rights of our preferred stock and to issue such preferred stock without stockholder approval;

•	advance notice requirements applicable to stockholders for director nominations and actions to be taken at annual meetings; and

•	a prohibition, in our certificate of incorporation, stating that no holder of shares of our common stock will have cumulative voting rights in the election of directors, which means that the holders of a majority of the issued and outstanding shares of common stock can elect all the directors standing for election.

Public stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is considered favorable to stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or a change in our management and board of directors and, as a result, may adversely affect the market price of our common stock and stockholders’ ability to realize any potential change of control premium.

ERISA may restrict investments by plans in our common stock.

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment is consistent with the fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including whether such investment might constitute or give rise to a prohibited transaction under ERISA, the Code or any substantially similar federal, state or local law and, if so, whether an exemption from such prohibited transaction rules is available.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of common stock in this offering will be approximately $231.2 million (or $266.0 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting the underwriting discount and commissions and our expenses of this offering. We intend to use the net proceeds from this offering to fund a portion of the purchase price of the Acquisition and for general corporate purposes, which may include, but is not limited to, funding additional acquisitions.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information was derived from the application of pro forma adjustments to the consolidated financial statements of New Senior Investment Group Inc. (“New Senior,” “the Company,” “we” or “our”). The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or had become effective as of January 1, 2014. The unaudited pro forma combined balance sheet as of March 31, 2015 gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or had become effective as of March 31, 2015. However, to the extent the Pro Forma Transactions were already reflected in the underlying historical data, no pro forma adjustment has been made to the historical financial statements.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of the transactions listed below on our historical financial information. The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with our unaudited financial statements as of and for the three months ended March 31, 2015 and the notes thereto included in our Quarterly Report on Form 10-Q filed on May 8, 2015 with the Securities and Exchange Commission (“SEC”), our audited financial statements for the year ended December 31, 2014 and the notes thereto incorporated by reference from our Current Report on Form 8-K, filed on June 22, 2015, the Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio (as described below) for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014 and the notes thereto incorporated by reference from our Current Report on Form 8-K, filed on June 22, 2015, and the Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio (as described below) for the year ended December 31, 2014 and the notes thereto, included as Exhibit 99.2 in our Form 8-K filed on May 14, 2015 with the SEC.

The unaudited pro forma combined financial information has been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information.

The unaudited pro forma combined information set forth below reflects the historical information of New Senior, as adjusted to give effect to the following transactions (together, the “Pro Forma Transactions”):

•	the acquisition of the Hawthorn Portfolio which comprises 17 private pay, IL-only properties (“Hawthorn Portfolio Acquisition”) and related financing on March 27, 2015;

•	the mortgage financing, which comprises the refinancing of mortgage loans (“Mortgage Loan Refinancing”) and the additional financing secured by existing properties (“Additional Financing”), on March 27, 2015;

•	the issuance by us of 17,500,000 shares of common stock of the Company at the public offering price of $13.75 per share (“Common Stock Issuance”), to finance primarily the acquisition of the Timber Portfolio as well as general corporate purposes;

•	the anticipated acquisition of the Timber Portfolio, which comprises 28 private pay, IL-only properties (“Timber Portfolio Acquisition”) and related financing; and

•	the continuing effect of the transactions described above on management fees payable to FIG LLC (an affiliate of Fortress Investment Group LLC), the Company’s manager (the “Manager”), pursuant to the management agreement entered into between New Senior and the Manager effective as of the spinoff on November 6, 2014.

The impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing are already reflected in the Company’s historical consolidated balance sheet as of March 31, 2015; accordingly, no pro forma balance sheet adjustments for those transactions are presented herein. In addition, the Company’s historical consolidated statement of operations for the three months ended March 31, 2015 includes the impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing, and Additional Financing for the period from March 27, 2015 through March 31, 2015; accordingly, pro forma adjustments in the unaudited pro forma combined statement of operations for the three months ended March 31, 2015 are only for the period from January 1, 2015 through March 26, 2015.

The attached unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined statements of operations do not purport to represent what New Senior’s results of operations would have been had such transactions been consummated on the date indicated, nor do they represent our results of operations for any future date or period.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2015

(dollars in thousands, except share data)

	Historical	Common Stock Issuance		Timber Portfolio Acquisition and related financing		Pro Forma
Assets
Real estate investments:
Land	$170,690	$—		$40,312	(A)	$211,002
Buildings, improvements and other	1,907,393	—		531,915	(A)	2,439,308
Accumulated depreciation	(70,391)	—		—		(70,391)

Net real estate property	2,007,692	—		572,227		2,579,919

Acquired lease and other intangible assets	239,557	—		67,773	(A)	307,330
Accumulated amortization	(95,811)	—		—		(95,811)

Net real estate intangibles	143,746	—		67,773		211,519

Net real estate investments	2,151,438	—		640,000		2,791,438

Cash and cash equivalents	107,090	231,203	(J)	(198,000	)(C)(D)	140,293
Receivables and other assets, net	69,208	—		—		69,208

Total Assets	$2,327,736	$231,203		$442,000		$3,000,939

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,614,759	$—		$445,000	(C)	$2,059,759
Due to affiliates	9,924	—		—		9,924
Dividends payable	—	—		—		—
Accrued expenses and other liabilities	75,753	—		—		75,753

Total Liabilities	$1,700,436	$—		$445,000		$2,145,436

Commitments and contingencies
Equity

Preferred stock $0.01 par value, 100,000,000 shares authorized and none outstanding	$—	$—		$—		$—
Common stock $0.01 par value, 2,000,000,000 shares authorized on a historical and pro forma basis, 66,415,415 shares issued and outstanding on a historical basis, 83,915,415 shares issued and outstanding on a pro forma basis	664	175	(J)	—		839
Additional paid-in capital	672,604	231,028	(J)	—		903,632
Accumulated deficit	(45,968)	—		(3,000	)(D)	(48,968)

Total Equity	$627,300	$231,203		$(3,000)		$855,503

Total Liabilities and Equity	$2,327,736	$231,203		$442,000		$3,000,939

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2015

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$47,188	$21,030	(B)	$14,010	(E)	$—		$—		$82,228
Rental revenue	26,672	—		—		—		—		26,672

Total revenues	73,860	21,030		14,010		—		—		108,900

Expenses
Property operating expense	34,271	12,514	(B)	7,629	(E)	—		—		54,414
Depreciation and amortization	30,157	10,638	(A)	7,898	(F)	—		—		48,693
Interest expense	15,312	4,963	(C)	2,040	(G)	(974	)(I)	—		21,341
Acquisition, transaction and integration expense	3,918	—		(872	)(H)	—		—		3,046
Management fee to affiliate	3,050	—		—		—		902	(K)	3,952
General and administrative expense	3,409	—		—		—		—		3,409
Loss on extinguishment of debt	5,091	—		—		(5,091	)(I)	—		—

Total expenses	95,208	28,115		16,695		(6,065)		902		134,855

Income (Loss) Before Income Taxes	(21,348)	(7,085)		(2,685)		6,065		(902)		(25,955)
Income tax benefit	(95)	—	(M)	—	(M)	—	(M)	—	(M)	(95)

Net Income (Loss)	$(21,253)	$(7,085)		$(2,685)		$6,065		$(902)		$(25,860)

Loss Per Share of Common Stock
Basic and diluted	$(0.32)									$(0.31	)(L)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,415,415									83,915,415	(L)

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$156,993	$82,311	(B)	$56,600	(E)	$—		$—		$295,904
Rental revenue	97,992	—		—		—		—		97,992

Total revenues	254,985	82,311		56,600		—		—		393,896

Expenses
Property operating expense	112,242	49,396	(B)	31,197	(E)	—		—		192,835
Depreciation and amortization	103,279	42,552	(A)	33,451	(F)	—		—		179,282
Interest expense	57,026	19,850	(C)	8,640	(G)	(2,643	)(I)	—		82,873
Acquisition, transaction and integration expense	14,295	—		—		—		—		14,295
Management fee to affiliate	8,470	—		—		—		7,331	(K)	15,801
General and administrative expense	7,416	—		—		—		—		7,416
Other (income) expense	(1,500)	—		—		—		—		(1,500)

Total expenses	301,228	111,798		73,288		(2,643)		7,331		491,002

Income (Loss) Before Income Taxes	(46,243)	(29,487)		(16,688)		2,643		(7,331)		(97,106)
Income tax expense	160	—	(M)	—	(M)	—	(M)	—	(M)	160

Net Income (Loss)	$(46,403)	$(29,487)		$(16,688)		$2,643		$(7,331)		$(97,266)

Loss Per Share of Common Stock
Basic and diluted	$(0.70)									$(1.16	)(L)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,400,914									83,900,914	(L)

See notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(dollars in thousands, unless otherwise noted)

Timber Portfolio Acquisition and Related Financing

(A)	Reflects preliminary measurement of the fair value of the acquired assets and resulting depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets. The Company’s acquisition accounting for this transaction is still preliminary, and as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible assets are being amortized over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Timber Portfolio Acquisition:

			Three months ended March 31, 2015	Year ended December 31, 2014
Asset class	Weighted average useful life (years)	Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$40,312	$—	$—
Building	40	502,687	3,142	12,567
Building improvements	10	5,054	126	505
Furniture, fixtures & equipment	5	24,174	1,209	4,835
Amortized intangible assets:
In-place leases	2.75	67,773	6,161	24,645

Total assets acquired		$640,000

Pro forma adjustment			$10,638	$42,552

(B)	Reflects revenues and certain operating expenses of the Timber Portfolio for the three months ended March 31, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio for the three months ended March 31, 2015 and the year ended December 31, 2014 included herein.

	Three months ended March 31, 2015				Year ended December 31, 2014
	Historical	Adjustments		Pro forma adjustment	Historical	Adjustments		Pro forma adjustment
Revenue:
Rent revenue	$21,030	$—	(i)	$21,030	$82,311	$—	(i)	$82,311

Certain operating expenses:
Facility operating expenses	$10,581	$—		$10,581	$41,821	$—		$41,821
Property management fee	736	316	(ii)	1,052	2,881	1,235	(ii)	4,116
Real estate taxes	881	—		881	3,459	—		3,459

Property operating expenses	$12,198	$316		$12,514	$48,161	$1,235		$49,396

i.	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
ii.	The Timber Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon acquisition, the Company will enter into new property management agreements for the Timber Portfolio which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Timber Portfolio, as expected to be defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Resident fees and services	$21,030	$82,311
Property management fee rate	5.00%	5.00%

Pro forma property management fee	1,052	4,116
Less: historical Timber Portfolio property management fee	(736)	(2,881)

Total adjustment to property management fee	$316	$1,235

(C)	The Company expects to finance the Timber Portfolio Acquisition with $190.0 million of cash available from both the Common Stock Issuance and cash on hand, and with $450.0 million of mortgage notes. Financing costs of approximately $5.0 million are expected to be incurred with the issuance of the mortgage notes. The financing costs have been capitalized and are presented as a reduction to Mortgage notes payable, net on the unaudited pro forma combined balance sheet as a result of the Company’s adoption of Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the term of the mortgage notes in the unaudited pro forma combined statement of operations.

For purposes of this unaudited pro forma financial information, the mortgage notes reflect the following principal balance and weighted average interest rate:

Principal balance	Weighted average int erest rate	Fixed or variable	Maturity
$450,000	4.30%	Fixed	10 years

The following table reflects the pro forma adjustment to interest and amortization of deferred financing costs related to the mortgage notes as follows:

	Three months ended	Year ended
	March 31, 2015	December 31, 2014

Pro forma interest expense	$4,838	$19,350
Amortization of deferred financing costs	125	500

Pro forma adjustment to interest expense	$4,963	$19,850

(D)	Reflects acquisition and transaction related costs of $3.0 million expected to be incurred or incurred subsequent to March 31, 2015 by the Company directly attributable to the Timber Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees. Acquisition and transaction related costs of $3.0 million, financing costs of approximately $5.0 million (see note C) and $190.0 million of cash available from both the Common Stock Issuance and cash on hand (see note C) together amount to the cash and cash equivalents pro forma adjustment of $198.0 million on the unaudited pro forma combined balance sheet.

Hawthorn Portfolio Acquisition and Related Financing

(E)

Reflects revenues and certain operating expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the unaudited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 (not included herein) and the audited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014 (included as Exhibit 99.2 of our Form 8-K filed on May 14, 2015 pursuant to Rule 3-14 of Regulation S-X), respectively.

	Three months ended March 31, 2015(1)				Year ended December 31, 2014
				Pro forma				Pro forma
	Historical	Adjustments		adjustment	Historical	Adjustments		adjustment
Revenue:
Rent revenue	$14,010	$—	(i)	$14,010	$56,600	$—	(i)	$56,600

Certain operating expenses:
Facility operating expenses	$6,252	$—		$6,252	$25,341	$—		$25,341
Property management fee	490	211	(ii)	701	1,981	849	(ii)	2,830
Real estate taxes	676	—		676	3,026	—		3,026

Property operating expenses	$7,418	$211		$7,629	$30,348	$849		$31,197

(i)	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
(ii)	The Hawthorn Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon acquisition, the Company entered into new property management agreements for the Hawthorn Portfolio which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Hawthorn Portfolio, as defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Three months ended March 31, 2015(1)	Year ended December 31, 2014

Resident fees and services	$14,010	$56,600
Property management fee rate	5.00%	5.00%

Pro forma property management fee	701	2,830
Less: historical Hawthorn Portfolio property management fee	(490)	(1,981)

Total adjustment to property management fee	$211	$849

(1)	Represents the pre-acquisition period from January 1, 2015 through March 26, 2015.

(F)	Reflects depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets based on our preliminary measurement of the fair value of the acquired assets. The Company’s acquisition accounting for this transaction is still preliminary, and as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible assets are being amortized over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Hawthorn Portfolio Acquisition:

	Weighted average useful life (years)		Three months ended March 31, 2015	Year ended December 31, 2014
Asset class		Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$27,737	$—	$—
Buildings	40	347,607	2,173	8,690
Building improvements	10	14,935	373	1,494
Furniture, fixtures & equipment	5	15,952	798	3,190
Amortized intangible assets:
In-place leases	2.75	55,212	5,019	20,077

		$461,443	8,363	33,451

Less: historical New Senior depreciation and amortization			(465)	—

Pro forma adjustment			$7,898	$33,451

(G)	The Hawthorn Portfolio Acquisition was financed in part with $326.8 million of additional borrowings (see note I for further information). Financing costs of approximately $2.9 million were attributable to the financing of the Hawthorn Portfolio Acquisition.

The financing consists of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$326,815	2.52%	Variable	7 years

The following adjustment represents the pro forma adjustment to interest and amortization of deferred financing costs related to the borrowing as follows:

	Three months ended March 31, 2015	Year ended December 31, 2014

Pro forma interest expense	$2,056	$8,223
Amortization of deferred financing costs	104	417
Less: historical New Senior interest expense	(120)	—

Pro forma adjustment to interest expense	$2,040	$8,640

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

(H)	Reflects the elimination of acquisition and transaction related costs of $0.9 million incurred in the three months ended March 31, 2015 by the Company directly attributable to the Hawthorn Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees.

Mortgage Financing

(I)	In March 2015, the Company obtained financing of $670.0 million (“Freddie Financing”). The Freddie Financing consists of (i) the Hawthorn Portfolio Acquisition related financing of $326.8 million (see note G); (ii) the Mortgage Loan Refinancing of $297.0 million, which replaced our existing floating and fixed rate mortgage loans; and (iii) Additional Financing of $46.2 million which is secured by our existing properties.

Approximately $8.4 million of deferred financing costs associated with the Freddie Financing were capitalized, of which $2.9 million is attributable to the Hawthorn Portfolio Acquisition and $5.5 million is attributable to the Mortgage Loan Refinancing and Additional Financing. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the respective terms of the financing facilities.

The Mortgage Loan Refinancing and Additional Financing, collectively, consist of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$343,185	2.52%	Variable	7 years

The following table summarizes the adjustments in the unaudited pro forma combined statements of operations to reflect the adjustments to interest expense related to the Mortgage Loan Refinancing and Additional Financing:

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma interest expense	$2,159	$8,635
Amortization of deferred financing costs	198	791
Less: historical New Senior interest expense	(3,331)	(12,069)

Pro forma adjustment to interest expense	$(974)	$(2,643)

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2015 also reflects the elimination of the $5.1 million loss on extinguishment of debt recorded in the unaudited historical statement of operations for the three months ended March 31, 2015, which is directly related to the Mortgage Loan Refinancing.

Common Stock Issuance

(J)	Reflects the issuance of 17,500,000 shares of common stock of the Company at the public offering price of $13.75 per share due to its continuing impact to management fees and incentive compensation (see note K). A significant portion of the proceeds will be used to fund the Timber Portfolio Acquisition as well as general corporate purposes. The Company expects to incur issuance costs of approximately $9.4 million. The following table summarizes the adjustments in the unaudited pro forma combined balance sheet to reflect the adjustments related to the Common Stock Issuance (in thousands, except share and per share data):

Capital raise information
Shares issued	17,500,000
Offering price per share	$13.75

Gross proceeds	$240,625
Less: issuance costs	$(9,422)

Pro forma proceeds from share issuance, net of issuance costs	$231,203

March 31, 2015
Balance sheet pro forma adjustments	Common Stock Issuance
Common stock $0.01 par value	175
Additional paid-in capital	231,028

Other Pro Forma Adjustments

(K)	Represents the impact to management fees as a result of the Pro Forma Transactions.

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma base management fee—spin-off adjustment(1)	$—	$10,332
Pro forma base management fee—Common Stock Issuance adjustment(2)	902	3,609
Pro forma incentive compensation(3)	—	—
Less: historical New Senior management fee(4)	—	(6,610)

Pro forma adjustment	$902	$7,331

(1)	The pro forma base management fees for the three months ended March 31, 2015 and the year ended December 31, 2014 reflect the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the spin-off of New Senior from Newcastle on November 6, 2014. The amounts are based on applying the base management fee rate payable by New Senior of 1.5% to the invested capital. This pro forma adjustment reflects the base management fee as though invested capital at the spin-off date was the invested capital as of January 1, 2014.
(2)	The pro forma base management fee for the three months ended March 31, 2015 and the year ended December 31, 2014 reflects the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the Common Stock Issuance. The pro forma adjustment below reflects the base management fee adjustment for the Common Stock Issuance:

	Three months ended March 31, 2015	Year ended December 31, 2014
Gross equity increase due to Common Stock Issuance	$240,625	$240,625
Base pro forma management fee of 1.5% of share issuance	902	3,609

Pro forma adjustment	$902	$3,609

(3)	Reflects the impact of the Common Stock Issuance, the Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing on the pro forma incentive compensation calculation.
(4)	Represents the allocated portion of management fees paid by Newcastle Investment Corp. for management services provided by the Manager during the period prior to the spin-off, pursuant to Newcastle’s management agreement with the Manager.

(L)	Pro forma basic loss per common share attributable to common stockholders has been calculated based on the number of shares assumed to be outstanding, due to its continuing impact to management fees and incentive compensation. The calculations assume that such shares were outstanding for the full period presented.

The following table presents the computation of unaudited pro forma basic and diluted loss per share attributable to common stockholders (in thousands, except share and per share data):

	Three months ended March 31, 2015	Year ended December 31, 2014
Net Income (Loss)	$(25,860)	$(97,266)
Shares	83,915,415	83,900,914
Loss per share of common stock, basic and diluted	$(0.31)	$(1.16)

Shares utilized in the calculation of pro forma basic and diluted loss per share attributable to common stockholders are as follows:

	Three months ended March 31, 2015	Year ended December 31, 2014
Weighted-average shares outstanding, basic & diluted—historical shares	66,415,415	66,400,914
Weighted-average shares outstanding, basic & diluted—additional shares issued (see note J)(1)	17,500,000	17,500,000

Pro forma weighted-average shares outstanding, basic & diluted	83,915,415	83,900,914

(1)	The Company will issue 10% of the number of shares issued in the offering, as options to the Manager pursuant to the management agreement in connection with the Common Stock Issuance. However, this issuance of options does not impact the pro forma diluted loss per share calculations, as their effect would have been anti-dilutive.

(M)	New Senior has been operating so as to qualify as a REIT for U.S. federal and state income tax purposes. Therefore, certain activities including the Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing would not be subject to income tax. Accordingly, no adjustment to pro forma income tax expense has been reflected in the unaudited pro forma combined statements of operations.

PRICE RANGE OF OUR COMMON STOCK

We have one class of common stock, which has been listed on the NYSE under the symbol “SNR” since October 27, 2014 on a “when issued” basis, and has been traded since our spin-off from Newcastle on November 6, 2014. The following table sets forth, for the periods indicated, the high, low and last sale prices in U.S. dollars on the NYSE for our common stock and the distributions we declared with respect to the periods indicated.

2015	High	Low	Last Sale	Distributions Declared
First Quarter	$17.65	$16.25	$16.63	$0.23
Second Quarter (through June 23, 2015)	$16.72	$14.14	$14.14	$0.26	(A)

2014	High	Low	Last Sale	Distributions Declared
Fourth Quarter (since November 7, 2014)	$19.30	$16.45	$16.45	$0.23

(A)	Declared distribution is payable on August 3, 2015 to shareholders of record on June 18, 2015. Accordingly, purchasers of shares of our common stock in this offering will not be entitled to this distribution.

On June 23, 2015, the closing sale price for our common stock, as reported on the NYSE, was $14.14. As of June 19, 2015, there were approximately 33 record holders of our common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions of an amount at least equal to all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefore.

To qualify as a REIT we must distribute annually to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains; plus

•	90% of the excess of our taxable income from foreclosure property (as defined in Section 856 of the Code) over the tax imposed on such income by the Code; less

•	Any excess non-cash income (as determined under the Code). See “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “U.S. Federal Income Tax Considerations—Taxation of New Senior Investment Group—Annual Distribution Requirements” in the accompanying prospectus. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Distributions will be authorized by our board of directors and declared by us based upon a number of factors, including actual results of operations, restrictions under Delaware law or applicable debt covenants, our financial condition, our taxable income, the annual distribution requirements under the REIT provisions of the Code, our operating expenses and other factors our directors deem relevant. Our ability to make distributions to our stockholders will depend upon the performance of our asset portfolio, and, in turn, upon our Manager’s management of our business. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient cash flow from operating activities to pay distributions to our stockholders. In addition, our board of directors may change our distribution policy in the future. See “Risk Factors.”

Distributions will generally be taxable to our stockholders as ordinary income. However, a portion of such distributions may be designated by us as long-term capital gain to the extent that such portion is attributable to our sale of capital assets held for more than one year. If we pay distributions in excess of our current and accumulated earnings and profits, such distributions will be treated as a tax-free return of capital to the extent of each stockholder’s tax basis in our common stock and as capital gain thereafter. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax status. For a discussion of the U.S. federal income tax treatment of our distributions, see “U.S. Federal Income Tax Considerations—Taxation of New Senior Investment Group” and “U.S. Federal Income Tax Considerations—Taxation of Stockholders,” in the accompanying prospectus.

Our certificate of incorporation will allow us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any such shortfall, including borrowing under available debt facilities, selling certain of our assets or using a portion of the net proceeds we receive in future offerings. Alternatively, we may satisfy this requirement paying dividends in stock.

Our distribution policy enables us to review the alternative funding sources available to us from time to time.

UNDERWRITING

We are offering 17,427,273 of the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are joint book-running managers of this offering and representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of our common stock listed next to its name in the following table.

Underwriters	Number of shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	5,228,185
Citigroup Global Markets Inc.	5,228,181
Morgan Stanley & Co. LLC	5,228,181
Canaccord Genuity Inc.	871,363
Stifel, Nicolaus & Company, Incorporated	871,363

Total	17,427,273

In addition, 72,727 shares of our common stock will be purchased directly from us by the Director Purchaser and 102,917 shares of our common stock described above will be purchased from the underwriters by the Management Purchasers, in each case at the public offering price.

The underwriting agreement provides that the underwriters must buy all of the 17,427,273 shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares of our common stock described below.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares of Our Common Stock

We have granted the underwriters an option to buy up to an aggregate of 2,614,090 additional shares of our common stock. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.28875 per share from the public offering price. Sales of shares made outside the United States may be made by affiliates of the underwriters. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock from us.

	No exercise	Full exercise
Per share	$0.48125	$0.48125
Total(1)	$8,337,346	$9,595,377

(1)	The underwriters will not be entitled to any underwriting discounts and commissions from the sale of shares to the Director Purchaser and the Management Purchasers.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $1,000,000. The underwriters have agreed to reimburse us for certain expenses in connection with the offering.

Price Stabilization; Short Positions

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of common stock. Short sales involve secondary market sales by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering.

•	“Covered” short sales are sales of common stock in an amount up to the number of shares of common stock represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares of common stock in an amount in excess of the number of shares of common stock represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares of common stock either pursuant to the underwriters’ option to purchase additional shares of common stock or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares of common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares of common stock through their option to purchase additional shares.

Purchases to cover short positions as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

No Sales of Similar Securities

We have agreed that, subject to specified exceptions (including issuances of our common stock in connection with acquisitions and the filing of certain registration statements), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, we will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 60 days after the date of this prospectus supplement.

Our Manager, our executive officers and our directors have entered into lock-up agreements with the representatives. Under these agreements, subject to certain exceptions (including existing pledges and refinancing thereof, transfers for charitable and estate planning purposes and selling shares to cover taxes upon the exercise of options), none of our Manager, our executive officers or our directors may, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 60 days after the date of this prospectus supplement. At any time and without public notice, Merrill Lynch, Pierce, Fenner & Smith Incorporated may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “SNR.”

Affiliations

The underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. In addition, the underwriters and their affiliates may sell assets to us. In addition, Citigroup Global Markets Inc. is acting as a financial advisor to Fortress in connection with the Acquisition and will receive a customary fee for such services upon completion of the Acquisition.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Hong Kong

The shares of our common stock may not be offered or sold in Hong Kong, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of common stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i)	a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with us under Section 708(12) of the Corporations Act; or

(b) a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(c) you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of the shares of common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC prior to the completion of this offering. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any information filed by us with the SEC subsequent to the date of this prospectus supplement (but prior to the completion of this offering) will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC, except that any reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2015;

•	Definitive Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders, filed on April 17, 2015;

•	Current Reports on Form 8-K filed on May 14, 2015, June 1, 2015 and June 22, 2015; and

•	the description of our capital stock set forth in our Registration Statement on Form 10, as amended (Commission File No. 001-36499), filed with the SEC on October 16, 2014, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus supplement (but prior to the completion of this offering) we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be a part of this prospectus supplement and the accompanying prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Requests should be directed to New Senior Investment Group Inc., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. The corresponding telephone number and e-mail address are (212) 479-3140 and ir@newseniorinv.com.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Cravath, Swaine & Moore LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K dated June 22, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014, the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio for the year ended December 31, 2014, and the consolidated financial statements of Holiday AL Holdings LP as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

NEW SENIOR INVESTMENT GROUP INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

AND

WARRANTS

We may offer, issue and sell from time to time, together or separately, shares of our common stock; shares of our preferred stock, which we may issue in one or more series; depositary shares representing shares of our preferred stock; our debt securities, which may be senior, subordinated or junior subordinated debt securities; or warrants to purchase debt or equity securities.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “SNR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Unless otherwise provided in the applicable prospectus supplement, in the event that we offer common stock to the public, we will simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, options representing an amount equal to 10% of the aggregate number of shares being offered in such offering at an exercise price per share equal to the public offering price per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 22, 2015.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “SNR,” “New Senior Investment Group,” “we,” “our,” and “us” refer to New Senior Investment Group Inc. and its direct and indirect subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission’s website at http://www.sec.gov. Our common stock is listed on the NYSE under the trading symbol “SNR.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission’s Public Reference Room, as well as through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission (other than any portion of such filings that are furnished, rather than filed, under the Commission’s applicable rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders, filed on April 17, 2015;

•	our Current Reports on Form 8-K filed on May 14, 2015, June 1, 2015 and June 22, 2015; and

•	the description of our capital stock set forth in our Registration Statement on Form 10, as amended (Commission File No. 001-36499), filed with the Commission on October 16, 2014, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to New Senior Investment Group Inc., 1345 Avenue of the Americas, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 479-3140 and email address ir@newseniorinv.com).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements include substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, of cash flows or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under “Part I, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to successfully operate as a standalone public company;

•	access to financing on favorable terms;

•	our dependence on our property managers and tenants;

•	the relative spreads between the yield on the assets we invest in and the cost of financing;

•	reductions in cash flows received from our real estate investments;

•	our ability to take advantage of investment opportunities at attractive risk-adjusted prices;

•	the ability of our property managers and tenants to comply with laws, rules and regulations in the operation of our properties;

•	the ability of our property managers and tenants, as applicable, to effectively conduct their operations, maintain and improve our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents;

•	increases in costs at our senior housing properties (including, but not limited to, the costs of labor, supplies, insurance and property taxes);

•	our occupancy rates;

•	the ability and willingness of our tenants to renew their leases with us upon expiration of the leases and competition for tenants, including with respect to new leases and the renewal or rollover of existing leases;

•	our ability to reposition our properties on the same or better terms in the event of nonrenewal;

•	in the event we exercise our right to replace an existing tenant, the obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

•	the sale of properties, including our ability to close our anticipated dispositions on currently anticipated terms, or within currently anticipated timeframes, or at all, and realize currently anticipated benefits from such dispositions;

•	availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

•	our ability and the ability of our property managers and tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•	changes of federal, state and local laws and regulations relating to fraud and abuse practices, Medicaid reimbursement and licensure, etc., including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations or our property managers or tenants;

•	the ability of our property managers and tenants and guarantors to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit properties and other indebtedness;

•	a lack of liquidity surrounding our investments which could impede our ability to vary our portfolio in an appropriate manner;

•	changes in economic conditions generally and the real estate and bond markets specifically;

•	the quality and size of the investment pipeline and the rate at which we can invest our cash;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and the fact that maintaining such exemption imposes limits on our operations; and

•	other risks detailed from time to time in our reports filed with the Commission, which are incorporated by reference herein. See “Incorporation of Certain Documents By Reference.”

We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

v

NEW SENIOR INVESTMENT GROUP INC.

General

New Senior Investment Group is a publicly traded REIT with over $2 billion of investments in senior housing assets, which makes us one of the largest owners of senior housing in the United States. We have a pure-play investment strategy focused on senior housing, which distinguishes us from our peers. Approximately 90% of our net operating income (“NOI”) is attributable to private pay residents, which reflects our focus on independent living (“IL”) facilities and assisted living/memory care (“AL/MC”) facilities. We believe this focus lends consistency and predictability to our cash flows and enables us to deliver solid growth. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SNR.”

We have a diversified portfolio that currently consists of 124 properties, with over 15,600 beds across 32 states. Our properties are either leased to or managed by operators. Our leased properties currently account for approximately 60% of the NOI of our portfolio, and our managed properties account for the remainder. Approximately 80% of our NOI is managed or leased by two of the top-three largest senior housing operators in the United States, including Holiday Retirement (“Holiday”) and Life Care Services (“LCS”).

We are externally managed by FIG LLC (our “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”), which is a global investment management firm with approximately 15 years of experience investing in the senior housing industry. We leverage Fortress’s experience in the senior housing industry to forge relationships with best-in-class operators and to source attractive acquisitions. Private equity funds managed by our Manager own a majority of Holiday.

Year-to-date, we have completed almost $600 million of acquisitions, and we intend to continue to build our acquisition track record. We estimate that our acquisition pipeline represents approximately $2.5 billion of potential investment opportunities. In our view, industry fundamentals favor additional investments in senior housing, and we believe that we are well positioned to capitalize on such opportunities.

Our Corporate Information

We were formed as Newcastle Senior Living Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Newcastle Investment Corp. (“Newcastle”), on May 17, 2012. We converted to a Delaware corporation on May 30, 2014 and changed our name to New Senior Investment Group Inc. on June 16, 2014. On November 6, 2014, we were spun off from Newcastle through the distribution of all of our shares of common stock to the holders of Newcastle’s common stock and became a stand-alone publicly traded company. The address of our principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, care of New Senior Investment Group Inc. Our telephone number is (212) 479-3140. Our Internet address is newseniorinv.com. newseniorinv.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Successor								Predecessor
			Year ended December 31,							Year ended December 31,
	Three months ended March 31, 2015		2014		2013		For the period from July 18, 2012 to December 31, 2012		For the period from January 1, 2012 to July 17, 2012	2011		2010
Ratio of Earnings to Fixed Charges(2)	—	(1)	—	(1)	—	(1)	—	(1)	1.85	—	(1)	—	(1)

(1)	The ratio of earnings to fixed charges was less than one-to-one for these periods. Earnings were insufficient to cover fixed charges by $21.3 million for the three months ended March 31, 2015, $46.2 million in 2014, $29.4 million in 2013 and $9.3 million for the period from July 18, 2012 to December 31, 2012. No fixed charges were incurred in 2011 and 2010.
(2)	During all of the periods presented, we had no preferred stock outstanding. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented herein.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following, with respect to any such series:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. These descriptions may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and bylaws, copies of which are filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depository, the depository or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depository or its nominee. Persons who hold beneficial interests in our shares through a depository will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depository or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depository or its nominee. Owners of beneficial interests in those shares will have to look solely to the depository with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depository, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depository.

Authorized Capital Stock

Our authorized capital stock consists of:

•	2,000,000,000 shares of common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share.

As of June 19, 2015, 66,415,415 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock issued pursuant to this prospectus will be validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Restrictions on Ownership and Transfer of Capital Stock

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year beginning after December 31, 2014, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2014, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.

Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including through ownership that results in our owning (actually or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code) and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Our certificate of incorporation provides that Section 203 of the Delaware General Corporation Law (the “DGCL”), as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The term of the first class expired in 2015 and the terms of the second and third classes will expire in 2016 and 2017, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our certificate of incorporation and bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors.

Pursuant to our certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Capital Stock—Preferred Stock.” Our bylaws do not provide our stockholders with the ability to call a special meeting of the stockholders.

Ability of Our Stockholders to Act

Our certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings (provided, however, that Newcastle and certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Stockholders”) may call special meetings of our stockholders). Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our certificate of incorporation and bylaws provide that our stockholders may consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.

Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board, (b) otherwise properly brought before the annual meeting by or at the direction of our board, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

Our bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Limitations on Liability and Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such limitation of liability is not permitted under the DGCL, as hereafter amended. The DGCL currently prohibits limitations on liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

Under our certificate of incorporation, to the extent permitted by law:

•

the Fortress Stockholders and their affiliates have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•	if the Fortress Stockholders or their affiliates, or any of their officers, directors or employees, acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•	in the event that any of our directors and officers who is also a director, officer or employee of any of the Fortress Stockholders or their affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of the Fortress Stockholders or their affiliates pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “SNR.”

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted.

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax consequences generally applicable to an investment in common stock of New Senior Investment Group. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, warrants or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “New Senior Investment Group,” “we,” “our” and “us” mean only New Senior Investment Group Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to Newcastle refer to Newcastle Investment Corp. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek, an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate New Senior Investment Group and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of another person as a nominee;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

For purposes of this discussion, a domestic holder is a stockholder of New Senior Investment Group that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.,

•	a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is a stockholder of New Senior Investment Group that is neither a domestic holder nor a partnership (or other entity treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR COMMON STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER HOLDING OUR COMMON STOCK WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Taxation of New Senior Investment Group

We intend to elect to be taxed as a REIT, and we intend to operate in conformity with the requirements for qualification and taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and this registration statement. In connection with this registration statement, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In light of the discussion under the heading “—Failure to Qualify,” tax counsel’s opinion relies on a separate opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding Newcastle’s organization and operation as a REIT (the “Newcastle Opinion”). The Newcastle Opinion, in turn, relies upon various legal opinions issued by other counsel for Newcastle and its predecessors, including Sidley Austin LLP and Thacher Proffitt & Wood LLP, with respect to certain issues and transactions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.” Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic holders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum rate. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders.”

Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•	If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals”(as defined in the Code to include specified tax-exempt entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). Our certificate of incorporation provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Affiliated Partnerships.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

A TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage a lodging or healthcare facility (which generally includes assisted living properties but not independent living properties) or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated (but, as described below, may lease a healthcare facility from us if the TRS hires an “eligible independent contractor” to operate that facility). If the IRS were to treat a subsidiary corporation as directly or indirectly operating or managing a healthcare facility, such subsidiary would not qualify as a TRS, which could jeopardize our REIT qualification.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets.

Income Tests

In order to qualify as a REIT, we must satisfy two annual gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” interest income derived from mortgage loans secured by real property, dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, except in certain instances, such as in connection with the operation or management of a healthcare facility, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental revenue received from tenants for purposes of the income tests.

Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. Rents we receive from a tenant that also is our TRS, however, will generally not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if the property to which the rents relate is a “qualified lodging facility” or a “qualified healthcare property” and such property is operated on behalf of the TRS by a person who is an “eligible independent contractor.” An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the TRS. A “qualified healthcare property” means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility and generally includes assisted living properties but not independent living properties.

In addition, rents we receive from such a tenant that is our TRS will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the TRS if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock.

Although we generally do not intend to receive rent that fails to qualify as rents from real property, no assurances can be given in that regard. If, for example, we failed to satisfy any of the above conditions with respect to a lease of property to a TRS, then the rents would not be considered income from a qualifying source for purposes of the REIT rules.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and the 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument hedge risks associated with our indebtedness that is incurred to acquire or carry “real estate assets” or risks associated with certain currency fluctuations (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. Those relief provisions generally will be available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the sources of our gross income in accordance with

Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-recourse mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).

The Code provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” The Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

In certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

Independent valuations have not been obtained to support our conclusions as to the value of all of our assets. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above. No assurance can be given that we would qualify for relief under those provisions.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the excess of the sum of specified items of noncash income over 5% of our “REIT taxable income” computed without regard to our net capital gain and deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. In order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income and (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.” If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for U.S. federal income tax purposes.

Differences in timing between the recognition of taxable income and the actual receipt of cash could require us to (i) sell assets, (ii) borrow funds on a short-term or long-term basis, or (iii) pay dividends in the form of taxable in-kind distributions of property, to meet the 90% distribution requirement. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Newcastle were to fail to qualify as a REIT and we were treated as a successor to Newcastle for U.S. federal income tax purposes. Although Newcastle represented in the Separation and Distribution Agreement entered into by us and Newcastle in connection with our separation from Newcastle that it has no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT, and covenanted in such agreement to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before December 31, 2015 (unless Newcastle obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Newcastle’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above), no assurance can be given that such representation and covenant would prevent us from failing to qualify as a REIT. Although, in the event of a breach, we may be able to seek damages from Newcastle, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if Newcastle were to fail to qualify as a REIT despite its reasonable best efforts, we would have no claim against Newcastle.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreclosure property is real property and any personal property incidental to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. Foreclosure property also includes certain “qualified healthcare property” acquired by a REIT as the result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease). Qualified healthcare property generally ceases to be foreclosure property at the end of the second taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department. Other foreclosure property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the U.S. Treasury Department.

Derivatives and Hedging Transactions

We and our subsidiaries may in the future enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, including short positions in TBA contracts, and options. To the extent that we or a pass-through subsidiary enter into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets or risks associated with certain currency fluctuations and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would not be treated as gross income for purposes of the REIT 75% and 95% gross income tests. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Affiliated Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of New Senior Investment Group—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of New Senior Investment Group—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of New Senior Investment Group—Asset Tests,” “—Income Tests” and “—Failure to

Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Holders

Distributions. As a REIT, the distributions that we make to our taxable domestic holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic holders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of New Senior Investment Group—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of New Senior Investment Group—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of New Senior Investment Group Common Stock. Upon the sale or disposition of our stock, a domestic holder will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and fair market value of any property received in the sale or disposition and (ii) the holder’s adjusted basis in the stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.

Capital Gain Dividends. Under FIRPTA, a dividend that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as ordinary income dividends (discussed above), provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the dividend is received. Our common stock currently is “regularly traded” on an established securities exchange.

Dispositions of New Senior Investment Group Common Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if, at any time during a prescribed testing period, 50% or more of our assets consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs. Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we currently are a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by the applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our stock at all times during a specified testing period. Our stock currently is “regularly traded” on an established securities market.

In addition, if a non-U.S. holder owning more than 5% of our common stock disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Other Withholding Rules. Legislation enacted in 2010 and existing guidance issued thereunder will require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock or other securities.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law or regulation. ERISA and the Code impose restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,

•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh Plans,

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Code.

Prohibited Transactions

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

The direct or indirect purchase of the securities from New Senior Investment Group, and the acquisition and holding of securities that constitute debt of New Senior Investment Group, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan’s investment in the securities, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.

The Plan Assets Regulation

Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.

Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:

•	is freely transferable,

•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•	is either:

(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

(ii)	sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within the requisite time.

Treatment of our Common Stock as “Publicly-Offered Securities”

Our common stock currently meets the above criteria and it is anticipated that shares of our common stock will continue to meet the criteria of publicly-offered securities.

The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.

Governmental, Foreign and Church Plans

Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.

General Investment Considerations

Prospective fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:

•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,

•	whether the fiduciary has the authority to make the investment,

•	the composition of the Plan’s portfolio with respect to diversification by type of asset,

•	the Plan’s funding objectives,

•	the tax effects of the investment,

•	whether our assets would be considered plan assets, and

•	whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS OR REGULATIONS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed from time to time, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued

at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K dated June 22, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014, the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio for the year ended December 31, 2014, and the consolidated financial statements of Holiday AL Holdings LP as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

17,500,000 Shares

New Senior Investment Group Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley

Co-Managers

Canaccord Genuity	Stifel

June 23, 2015